                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-K

[X]      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

         FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1998

[ ]      TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

         For the transition period from                    to
                                        ------------------    ------------------

         Commission File No. 000-24452

                                RMS TITANIC, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Florida                                                59-2753162
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                   17 Battery Place, New York, New York 10004
                     Address of principal executive offices

Issuer's telephone number, including area code:  (212) 558-6300

Securities registered pursuant to Section 12(b) of the Act:  None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $.0001 per share

         Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes  X    No
    ---      ---

         Check if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.[ ].

         The aggregate market value of the voting stock held by non-affiliates of the Registrant, as of June 12, 1998, was: $ 8,508,059.00.


         The number of shares outstanding of each of the registrant's classes of common stock, as of June 12, 1998, were:

                                                            NUMBER OF SHARES
                  TITLE OF EACH CLASS                       OUTSTANDING
                  -------------------                       ----------------
                  Common Stock, par value $.0001
                  per share                                 16,187,119

DOCUMENTS INCORPORATED BY REFERENCE:  None

              SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER THE
                    SECURITIES LITIGATION REFORM ACT OF 1995

         Except for historical information contained herein, this Annual Report on Form 10-K contains forward-looking statements within the meaning of the Private Securities Reform Act of 1995 which involve certain risks and uncertainties. The Company's actual results or outcomes may differ materially from those anticipated. Important facts that the Company believes might cause such differences are discussed in the cautionary statements accompanying the forward-looking statements and under in Item 7 "Management's Discussion and Analysis of Financial Conditions and Operations." Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the Report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

ITEM 1.  BUSINESS

         BACKGROUND

         On May 4, 1993, RMS Titanic, Inc., acquired all of the assets and assumed all of the liabilities of Titanic Ventures Limited Partnership ("TVLP"), a Connecticut limited partnership (the "Acquisition"). References to the "Company" in this Report relate to TVLP prior to the acquisition and the combined entities of TVLP and RMS Titanic, Inc. after the Acquisition.

         Pursuant to a judgment entered in the Federal District Court for the Eastern District of Virginia on June 7, 1994, the Company was declared salvor-in-possession of the vessel RMS Titanic (the "Titanic"), the sole and exclusive owner of any items recovered from the Titanic and, so long as the Company is salvor-in-possession, the sole and exclusive owner of items recovered from the Titanic in the future (the "Order"). By order dated May 10, 1996, the Federal District Court for the Eastern District of Virginia denied a motion instituted by a third-party seeking rescission of the rights granted to the Company by the Order. On August 13, 1996, the Court amended such May 10, 1996 order so as to include the award of exclusive rights to photograph the Titanic within the award of salvor-in-possession status. See "Salvage Rights" below.

         The Company was formed in 1987 for the purposes of exploring the wreck and surrounding oceanic areas of the Titanic, which sank in 1912 and lies more than 12,500 feet below the surface of the Atlantic Ocean approximately 400 miles off the coast of Newfoundland; obtaining oceanic material and scientific data available therefrom in various forms, including still and moving photography and artifacts from the wreck site; and utilizing such data and artifacts for historical verification, scientific education and public awareness and in revenue-producing activities such as touring exhibitions, television programs and the sales of still photography. In August 1987, the Company contracted with the Institute of France for the Research and Exploration of the Sea


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("IFREMER") to conduct an expedition and dive to the wreck of the Titanic.
Utilizing state-of-the-art technology of IFREMER, which is the French Government's, and the world's largest, oceanographic institute, approximately sixty (60) days of research and recovery operations were performed at the Titanic wreck site through the use of a manned submersible NAUTILE. Approximately 1800 objects were recovered during the course of thirty-two (32) dives on such 1987 expedition. The recovered objects were conserved and preserved by Electricite de France ("EDF"), the French government-owned utility. In addition to the recovered objects, the Company's 1987 expedition also produced approximately 140 hours of videotape footage and an estimated 7,000 still photographs from the wreck site.

         In June 1993, the Company successfully completed its second expedition to the Titanic wreck site, recovering approximately 800 artifacts and producing approximately 105 hours of videotape footage during the course of fifteen (15) dives. In July 1994, the Company recovered over 1,000 objects and produced approximately 125 hours of videotape footage during its third expedition to the Titanic wreck site. In August 1996, the Company recovered 74 objects and produced approximately 125 hours of videotape footage during its fourth expedition to the Titanic wreck site. In cooperation with the Company, Discovery Communications, Inc. produced three (3) hours of television programming based upon the Company's activities and various scientific studies that were undertaken during the 1996 expedition. Two hours of this programming, presented in "Titanic: Anatomy of A Disaster," was the highest rated program in the history of The Discovery Channel when it aired in April 1997. In addition to obtaining videotape footage for the television productions, a substantial portion of the 1996 expedition was devoted to the recovery of a section of the Titanic hull, measuring approximately 23 feet by 18 feet and weighing approximately 20 tons, from the debris field surrounding the wreck (the "Hull Piece"). Although the Company raised the Hull Piece to within approximately 200 feet of the surface of the ocean, efforts to recover this object were unsuccessful as a result of stormy weather conditions and resulting ocean turbulence.

         The Company's 1993, 1994 and 1996 Titanic expeditions were also conducted pursuant to a charter agreement with IFREMER. The objects recovered in the 1993, 1994 and 1996 expeditions were transported to a privately-owned conservation laboratory in France for restoration and/or preservation processes in preparation for exhibition.

         During 1997 through the date of this report, exhibitions of objects recovered from the Titanic were presented in association with the Company in Norfolk, Virginia (which opened in November 1996 and was presented until March 31, 1997); in Memphis, Tennessee (from April 3, 1997 to September 30, 1997), Hamburg, Germany (from May 8, 1997 to date); at the Queen Mary in Long Beach, California (from May 31, 1997 to date); and St. Petersburg, Florida (from November 15, 1997 through May 31, 1998). Additional exhibitions of collections of the Company's objects recovered from the Titanic are scheduled to be presented in Boston, Massachusetts from July 1, 1998 through November 1, 1998 and in six (6) venuse in Japan commencing on July 20, 1998 until July 1, 1999.




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         PLAN OF OPERATIONS

         The Titanic has captivated the thoughts and imagination of millions of people throughout the world for the decades since 1912, when it struck an iceberg and sank in the North Atlantic, causing the loss of more than 1500 of the 2228 lives on board. The depth of the abiding international interest in the Titanic over the more than eighty-five years since its sinking is reflected by the December 1997 release of the highest grossing motion picture of all time, "Titanic," which through June 1998 had grossed more than $581 million in United States movie theatres, as well as by a prodigious volume of works that have been published about all facets of its story, the production of other feature length movies and plays about its tragic voyage, and the broadcast of television programs about its 1985 discovery and scientific examinations of the wreck approximately two and one-half miles below the surface of the ocean. As the only entity that has recovered and conserved items from the Titanic, the Company is in the unique position to present, in a previously untold manner, a visible and tangible perception of the Titanic by the exhibition of these artifacts to the general public. Management of the Company intends to present such exhibitions throughout the world, and to thereafter establish a permanent museum for the display of the Titanic artifacts, in an enlightening and dignified manner that embodies respect for those who lost their lives and embraces the advances in science that have permitted the memory of the Titanic to be physically presented to current and future generations. The principal sources of revenues of the Company have been and are expected to be ticket sales for admission to exhibitions, merchandising revenues, licensing revenues and sponsorship revenues.

         The long-term intent of the Company's research and recovery program is to keep the artifacts recovered from the Titanic together as a "collection" and make them available for exhibition to the public. Pursuant to its charter agreements with IFREMER, the Company has agreed that the "collection" of artifacts would not be sold by the Company to any individual or private collector. However, if it became necessary to protect the interests of the Company, all of the artifacts as a "collection" could be sold to an entity that would make them available for exhibition to the public, subject to the restrictions of the Company's agreement with IFREMER. Such agreement defines "artifact" as any object that was either a part of the Titanic or a possession of a person on board. Coins, coal, currency, diamonds (non-jewelry), precious metals, and gem stones are not considered artifacts for purposes of the IFREMER agreements.

         EXHIBITIONS

         The Company plans to present exhibition tours of Titanic artifacts at cities throughout the world. In pursuit of this plan, the Company has established exhibitions presented in association with third parties in cities in the United States and Europe. Subject to the availability of financing on acceptable terms, no assurance of which can be given, the Company intends to construct an exhibition on a specially outfitted oceangoing barge which will travel though waterways from venue-to-venue (the "Waterborne Exhibition").



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Prelude Exhibition

         On October 4, 1994, the Company and the National Maritime Museum opened The Wreck of the Titanic exhibition at the National Maritime Museum. This exhibition, which was presented as a prelude to the Company's planned worldwide exhibition tour, was scheduled to conclude on April 2, 1995. In March 1995, this prelude exhibition was extended to October 1, 1995. A record-breaking number of people visited the National Maritime Museum during the Prelude Exhibition, with approximately 720,000 people having been admitted to the Museum during its term of presentation.

         The Wreck of the Titanic exhibition featured the first major presentation of artifacts recovered from the debris field surrounding the Titanic wreck site. Approximately 150 artifacts were exhibited in an area approximating 5,000 square feet. This exhibition, which covered several themes, including the history of the Titanic, searching for and discovering the wreck, the 1987, 1993 and 1994 recovery expeditions, artifact conservation and preservation, and the contemplated world tour, also included a 4-meter model of the bow section of the wreck, a one-third scale model of the Nautile (the high-technology manned submersible used to explore the wreck site and recover artifacts), and previously unseen footage of the wreck site. The principal obligations of the Company with respect to the Prelude Exhibition were to make the Titanic artifacts available for the term of such exhibit; provide photographs, video footage and other information relating to the recovery of the Titanic artifacts; provide models and plans of the worldwide exhibition for display in the Prelude Exhibition; and to consult with the National Maritime Museum with respect to the design and content of the Prelude Exhibition. The National Maritime Museum was responsible for the design, fabrication and operation of the Prelude Exhibition.

         Pursuant to the Prelude Exhibition agreement, the Company and the National Maritime Museum equally shared all revenues from ticket sales through April 2, 1995, net of value added tax, refunds and commissions ("Net Revenue"), after recoupment by the National Maritime Museum of its costs and adjustments, up to a maximum of pound sterling 600,000, incurred in connection with the design and construction of the exhibition. Pursuant to the agreement, extending the prelude exhibition from April 2, 1995 through October 1, 1995, the Company received twenty (20%) percent of the Net Revenue. The Company's share of the Net Revenues derived from the Prelude Exhibition amounted to $650,071 during the twelve month period of its presentation.

         Merchandising activities with the National Maritime Museum and Winterland Productions (UK) Limited ("Winterland") were undertaken in connection with The Wreck of the Titanic exhibition, pursuant to which all merchandise was designed, manufactured and/or acquired by Winterland, and profits from merchandising activities were shared equally between the Company, the National Maritime Museum and Winterland. The Company's share of profits from such merchandising activities amounted to $174,305 during the Prelude Exhibition.



                                       5
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         Memphis Exhibition

         Following the Prelude Exhibition, in 1996 the Company entered into an agreement with the City of Memphis, Tennessee for the presentation of a larger exhibition of Titanic artifacts in Memphis, Tennessee from April 3, 1997 through September 30, 1997. Pursuant to the exhibition agreement, as amended, the City of Memphis was responsible for payment of all costs and expenses related to the design, construction and operation of the exhibition. Additionally, pursuant to the agreement, the Company received exhibition revenues of $720,000 in installments between September 1996 and August 1, 1997, and also received 65% of the net profits, as defined, derived from ticket, merchandise and sponsorship revenues in excess of $5,000,000, plus the actual out-of- pocket expenses incurred by the City in packing, shipping and insuring the transit of the objects from Semur-en-Auxious, France, where the conservation laboratory is located, to Memphis, Tennessee. The exhibition agreement also granted the Company a right of first refusal for the purchase of any or all display cases, theatrical pieces, didactic panels, models, lighting instruments, and other display items that may be developed by the City for the exhibition at a price equal to seventy-five (75%) percent of the cost of the production thereof.

         The Memphis exhibition displayed in themed galleries more than 250 artifacts recovered between 1987 and 1994 by the Company in an area of approximately 25,000 square feet, including a bronze cherub, the ship's whistles, a steward's jacket, silver dinnerware, fine china, gold coins, jewelry, delicate paper objects such as a stock certificate and personal letters, communications and navigational gear, and a piece of one of Titanic's engines. This exhibition also included an 18-foot scale model of the Titanic, replications of a First Class stateroom, dining rooms, Third Class and crew cabins and recreational areas of the Titanic, the Marconi Room, and a model of the bow of the wreck.

         Approximately 635,000 individuals attended the Memphis exhibition during the six-month term of its presentation. The Company earned approximately $2,075,000 of revenue from this exhibition, inclusive of the minimum guaranteed fees of $720,000.

         The objects exhibited at the Memphis exhibition and associated exhibitry transported and installed in the Florida International Museum in St. Petersburg, Florida for an exhibition presented from November 15, 1997 to May 31, 1998. See "St. Petersburg Exhibition below."

         Hamburg Exhibition

         The Company entered into an agreement, as amended, with Cre - Co Finanz GmbH ("CRE"), a company organized under the laws of Germany, for the presentation of an exhibition of approximately 300 of the Company's Titanic artifacts in Speicherstadt, the historic maritime center of Hamburg, Germany, from May 8, 1997 through November 8, 1997 (the "European Exhibition
Agreement"). This agreement has been amended to extend the exhibition on a month-to-month basis, following previous extensions through January 31, 1998 and May 10, 1998. CRE is responsible for payment of all expenses incurred in connection with establishing and presenting this exhibition. In addition to displaying objects from Titanic and her passengers and crew, the Hamburg exhibition includes the first opportunity for the public to view Titanic's bell, compass, telegraph and safe together. The theme of the Hamburg exhibition is an interactive presentation of the technological advances required to accomplish the recovery and

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conservation of Titanic's artifacts, and includes replicas of the First Class, Second Class and Third Class cabins, and a model of the bow of the wreck.

           Pursuant to the European Exhibition Agreement, the Company received two-thirds (2/3) and CRE received, through January 31, 1998, one-third (1/3) of the profits from this exhibition (the "Profits), which are defined as net revenues (including ticket, sponsorship, merchandising and ancillary revenues, if any, derived from the exhibition) less "project expenses" (which includes all costs and expenses of every kind and description in establishing, operating and marketing the exhibition up to a maximum of approximately $2,700,000, plus an additional allowance, as defined, for operating expenses for attendance thresholds between 300,000 and 700,000. Simultaneously with the execution of this agreement, the Company was paid the sum of $350,000 as an advance against its share of Profits (the "Advance"). In addition, CRE advanced the sum of $110,000 during the 1998 fiscal year which was provided for the conservation of artifacts utilized in the Hamburg exhibition. The European Exhibition Agreement was amended so as to provide that in satisfaction of CRE's obligations to the Company for the period ended February 28, 1998, CRE would pay to the Company the sum of $433,189 and transfer to the Company exhibitry utilized in the Hamburg exhibition which cost $559,414, due the Company for its share of exhibition revenue. It was further agreed that CRE would pay to the Company, for the period from March 1, 1998 through May 10, 1998, the sum of $2.00 per visitor to the exhibition, fifteen (15%) percent of gross merchandise sales, and fifty (50%) of the gross catalogue sales at the exhibition. This exhibition is continuing through the date of this report on a month-to-month basis.

         The Company earned approximately $1.453,000 from this exhibition through February 28, 1998, inclusive of the $350,000 Advance paid to the Company, $110,000 advanced by CRE for the conservation of artifacts, and the $559,414 of exhibitry transferred to the Company. As of May 31, 1998, more than 800,000 visitors attended this exhibition.

         St. Petersburg Exhibition

         The Company entered into an agreement with the Florida International Museum, Inc. ("FIM") and the City of Memphis (the "City") for an exhibition of the artifacts and associated exhibitry displayed in the Memphis exhibition from November 15, 1997 to May 15, 1998. Pursuant to the exhibition agreement, FIM is responsible for payment of all costs and expenses related to the design, construction and operation of the exhibition. This agreement further provides that the Company will receive attendance fees (the "Attendance Fees") as follows for attendees from whom FIM receives more than $6.00 to attend the exhibition: $.34 per visitor for the first 250,000 visitors; $2.80 per visitor for 250,001 to 350,000 visitors; $3.10 per visitor for 350,001 and 450,000 visitors; and $2.95 per visitor in excess of 450,000. In addition, the Company will receive $1.00 for every visitor who pays $6.00 or less for admission to the exhibition. The exhibition agreement additionally provides that the Company will receive ten (10%) of the gross revenue, as defined, from the sale of merchandise at the FIM Gift Shop related to the exhibition (the "Gift Shop Fee"). The minimum combined Attendance Fee and Gift Shop Fee payable to the Company is $300,000, $100,000 of which was paid in January 1997, $50,000 of which was paid on November 15, 1997, and the balance of which is payable within thirty (30) days of the end of the exhibition to the extent that the Company's total Attendance Fee and Gift Shop Fee is less than $300,000. Additionally, pursuant to the agreement, FIM has agreed to

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lease the exhibitry utilized in the Memphis exhibition for $150,000. Such
$150,000 payment will be remitted to the City on the Company's behalf for the purchase of the exhibitry from the City under the agreement. The Company has exercised its rights to purchase items of exhibitry at a cost in excess of such $150,000.

         This exhibition agreement was amended so as to provide for an extension of the term of this exhibition to May 31, 1998, with the Company to receive, during the period from May 16, 1998 through May 31, 1998, $2.60 per visitor from whom FIM receives more than $6.00 per ticket and $1.00 per visitor from whom FIM receives $6.00 of less per ticket. In all other respects, the exhibition agreement among FIM, the City of Memphis and the Company remains unchanged.

         The Company earned approximately $285,000 from this exhibition through February 28, 1998. Upon closing of the exhibition on May 31, 1998, approximately 830,000 people had attended the exhibition.

         Boston Exhibition

         The Company has entered into an agreement with Resource Plus and Event Management International ("EMI"), a division of the World Trade Center Boston, for the presentation of more than 250 artifacts in Boston, Massachusetts from July 1, 1998 through on or about November 15, 1998. Pursuant to the exhibition agreement, EMI is responsible for payment of all costs and expenses related to the design, construction, operation and marketing of the exhibition. Pursuant to the exhibition agreement, the Company will receive two-thirds (2/3) and EMI will receive one-third (1/3) of the profits from this exhibition (the "Profits"), which are defined as net revenues (including ticket, sponsorship, merchandising and ancillary revenues, if any, derived from the exhibition) less "cost of operations" (which includes all costs and expenses of every kind and description in operating and marketing the exhibition up to a maximum of approximately $2,525,000, but does not include the costs of the exhibitry utilized in the exhibition). The exhibition agreement further provides that the Company's share of Profits shall first be credited to EMI's recoupment of the costs of the exhibitry, which is estimated will be approximately $800,000, and that all rights to ownership of the Exhibitry will vest in the Company as of August 31, 1998. Additionally, the exhibition agreement provides that EMI shall prepack, pack, handle, provide security for, transport and install the exhibition in the next United State venue for the exhibition, and provide consultation services in connection with the establishment of the exhibition in the next venue, in consideration of the payment of $300,000 in six (6) equal monthly installments of $50,000 each commencing on December 1, 1998.

         Japan Exhibition

         The Company has entered into an agreement with Titanic Exhibition Japan Inc. ("TEJI") for the exhibition of approximately 200 Titanic artifacts in six
(6) venues in Japan commencing on or about July 20, 1998 and ending on or about July 1, 1999. The Japanese exhibition will initially be presented in the city of Tokyo for 32 days, and is then scheduled to be presented in the cities of Yokohama (48 days), Kyoto (60 days), Kobe (30 days), Hiroshima (30 days) and Sapporo (30 days). Pursuant to the exhibition agreement, TEJI has agreed to pay the conservator of the Company's artifacts $321,000 for the conservation and restoration of artifacts to be displayed in the exhibition. The exhibition agreement further provides that TEJI is responsible for payment of



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
all costs and expenses related to the design, construction, operation and marketing of the exhibition, and that the Company will receive the greater of $3.00 per person who attends the exhibition or fifty (50%) of the profits from the exhibition. Under the exhibition agreement, "profits" means the excess of net revenues (including ticket, sponsorship, merchandising and ancillary revenues, if any, derived from the exhibition) less "project expenses" (which includes all costs and expenses of every kind and description in establishing, operating and marketing the exhibition up to a maximum of approximately $3,470,000. Additionally, the exhibition agreement provides that RMST has the right to select and obtain legal title to fifty (50%) of the exhibitry utilized in the exhibition at no additional cost to RMST, with such rights to be exercised no later than the completion of the exhibition tour.

         Queen Mary Exhibition

         The Company has entered into an agreement with the RMS Foundation, Inc. to exhibit artifacts, expedition equipment, photographs and film footage from the 1996 Titanic expedition aboard the Queen Mary in Long Beach, California (the "Queen Mary") from June 1, 1997 through January 5, 1998 (the "Initial Term") in an exhibition titled "Titanic: The Expedition." This agreement has been amended so as to extend this exhibition until September 7, 1998 (the "Extension Term"). Approximately thirty (30) unrestored artifacts recovered during the Summer of 1996 expedition (including one of Titanic's whistles, a large silver soup tureen, binoculars in a leather case, and a porthole) and fourteen (14) conserved artifacts from prior expeditions are displayed at the Queen Mary, together with a life-size rendition of the 20 ton section of the Titanic hull that the Company sought to raise from the debris field surrounding the Titanic wreck site during the Summer of 1996 Expedition, a two-ton flotation bag used in artifact recovery operations, and a full-size replica of a three-ton light tower that the Company utilized to illuminate portions of the wreck during the Company's 1996 expedition to the Titanic. The theme of this exhibition is the exploration of, and efforts to recover objects from, the Titanic wreck. Pursuant to the Queen Mary exhibition agreement, RMS Foundation is responsible for payment of all costs and expenses related to the design, construction and operation of the exhibition. Pursuant to the agreement, as amended, the Company received from the sale of up to 150,000 tickets, $2.00 per ticket during the Initial term and $2.50 per ticket during the Extension Term, and $3.00 per ticket from the sale of more than 150,000 tickets. In addition, the Company receives fifty (50%) percent of net profits, as defined, from the sale of merchandise at the Queen Mary exhibition, and fifty (50%) of any sponsorship revenue.

         The "Titanic: The Expedition" presented at the Queen Mary is designed to be presented in an area of approximately 6,000 square feet, as compared to the Memphis, Hamburg and St. Petersburg exhibitions, which have occupied between 30,000 square feet to more than 40,000 square feet. The Queen Mary exhibition is substantially the same as the "Titanic: The Expedition" exhibition presented at the National Maritime Center (NAUTICUS) in Norfolk, Virginia from November 27, 1996 through March 31, 1997, from which the Company derived ticket and merchandising revenues of approximately $125,000 through February 28, 1997.

         The Company earned approximately $248,000 from this exhibition through February 28, 1998. As of May 31, 1998, approximately 163,000 visitors had attended this exhibition.



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The Waterborne Exhibition

         Preliminary designs of the Waterborne Exhibition include the display of Titanic artifacts and presentation of the story of the Titanic from its inception through today in a 45,000 square foot, two and one-half tier exhibit area. Management of the Company believes that implementation of this unique Waterborne Exhibition concept will be a more cost-efficient and effective means of presenting a worldwide exhibit to the largest potential audience as compared to the alternatives of either negotiating for and designing exhibit areas in each venue, or incurring the charges of breaking-down, transporting and setting-up a "portable" exhibit from venue-to-venue. In addition to providing access to major markets throughout the world, the utilization of a Waterborne Exhibition would enable the Company to present the worldwide tour to secondary markets which would otherwise be inaccessible because of the costs associated with presenting an exhibit to these smaller markets through other means. It is presently anticipated that the tour will be presented for an estimated ten (10) years in approximately thirty (30) major markets and approximately ten (10) to twenty (20) secondary markets throughout the world. The routing of the tour to such markets, and the period of presentation of the exhibit in each market, has not yet been determined. It is expected that admission ticket prices will vary from market-to-market and will be structured to be competitive to other exhibitions or entertainment events within such markets.

         Management of the Company intends to contract the design and fabrication of the Waterborne Exhibition to independent third parties, and believes that such arrangements will be available on terms that are acceptable to the Company. Management further believes that an oceangoing barge suitable for the Waterborne Exhibition can be constructed on satisfactory terms from numerous sources of supply. Although the Company has had extensive discussions with a prospective contractor concerning the design and fabrication of the Waterborne Exhibition, no discussions with any prospective contractor are ongoing as of the date of this report.

         The Company's ability to design, fabricate and present the Waterborne Exhibition will be dependent upon the Company obtaining additional financing from outside sources or from revenues. The Company has been seeking and intends to continue to seek debt financing to fund as much of the Waterborne Exhibition as may be available on terms satisfactory to the Company. In connection with any such debt financing that may be obtained, no assurances of which can be given, the Company expects, among other things, to be required to pledge its assets to a lender, to be restricted in its ability to incur additional obligations, and/or to abide by certain financial covenants. No assurances can be given as to when or the terms upon which such financing will be available. The Company could experience difficulties or delays in obtaining financing for the Waterborne Exhibition, and if financing is obtained on terms acceptable to the Company, could also experience difficulties or delays in the construction of the Waterborne Exhibition. The construction of the planned Waterborne Exhibition is subject to all of the delays and uncertainties associated with construction projects generally. Additionally, the Company has not made arrangements for the presentation of the Waterborne Exhibition in specific ports and will need to obtain permits and approvals from local governmental authorities. While management of the Company believes that such arrangements will be available on terms and conditions acceptable to the Company, and that the Company will satisfy requirements for such permits and approvals, difficulties and delays could be encountered in securing prospective sites and/or the requisite permits and approvals, which, in turn, could delay or otherwise adversely impact the Company's revenue producing activities.

         THE PERMANENT MUSEUM

         Upon completion of a world tour of the Company's artifacts, the Company intends to establish a permanent museum for the artifacts at a facility in a major United States or European market where tourism is well-established. The selection of the site of such museum will be made by management based primarily upon the recommendations of the International Advisory Committee (see "International Advisory Committee" below), the size of the potential market and the costs of establishing and operating an appropriate facility.

         MERCHANDISING

         The merchandising efforts in connection with the Memphis, Hamburg, Queen Mary and St. Petersburg exhibitions were undertaken by the parties with which the Company is presenting such exhibitions. The Company does not have responsibility for procurement of any merchandise or the operation of the merchandise shops at the venues.

         The Company has entered into an agreement with an unaffiliated third party, Titanic Merchandise Inc. ("TMI"), to operate and manage retail merchandise operations at the Company's exhibitions in the United States until July 1, 2001. Pursuant to this agreement, TMI is responsible for all costs associated with the retail operations, including but not limited to build-out, inventory and operational costs and has agreed to pay to RMST and the co-presenters of the exhibition, such as EMI with respect to the Boston exhibition, an amount equal to thirty (30%) of the gross revenue realized through retail sales at the exhibition site. TMI has also agreed to pay to RMST an amount equal to ten (10%) percent of its gross revenue received from sales made by TMI to third parties, and an amount equal to five (5%) of the suggested retail price bearing the Company's logos or incorporating other proprietary rights of RMST, whether sold at exhibitions or through retail outlets other than the exhibitions. It is further contemplated, subject to the parties agreeing upon a guaranteed minimum monthly amount to be paid to RMST, that TMI will have an exclusive right to produce an official Company mail order catalogue, sell merchandise through the Company's web site (http://www.titanic-online.com), and to provide TMI with the Company's 1-800-TITANIC telephone number for the purpose of selling exhibition tickets and maximizing merchandise sales in consideration for TMI's agreement to pay to RMST thirty (30%) percent of the gross revenue derived from the mail-order catalog and use of this telephone number. If the parties are able to agree upon a guaranteed minimum amount to be paid to RMST, no assurances of which can be made, these direct marketing rights will become effective for a period of two years commencing on a date to be mutually determined based upon TMI's ability to undertake these operations in addition to the establishment and operation of retail sales shops at the Company's
United States exhibitions.

         The Company intends to manufacture replicas of selected artifacts or to sell licenses to third parties for replication of artifacts that have been recovered from the Titanic. It is contemplated that the Company will receive a negotiated royalty from the sales of the artifact replicas in consideration of the granting of such licenses. No assurances can be given that such licensing arrangements will be successfully consummated, or if consummated, will result in the Company's receipt of significant revenues. The Company also intends to pursue the direct marketing of merchandise through its web site (http://www.titanic-online.com) and through third parties.

         The Company has entered into an agreement with Tehabi Books for the publication of a "coffee table" book titled "Titanic - Legacy of the World's Greatest Ocean Liner" to be distributed by Time-Life Books, which was published in October 1997 (the "Book"). The Book was on the New York Times Bestseller List for thirteen (13) consecutive weeks ending in April 1998. Pursuant to its agreement with Tehabi, all expenses related to the development and production of the book, including but not limited to all payments to the printer, the author and the owners of all photographic rights, were the sole responsibility of Tehabi. The Company granted to Tehabi the exclusive right to publish in book form all photographs owned by the Company that were selected for inclusion in the Book, in consideration for which the Company receives a royalty, for the first 50,000 copies of the book, of $175 per photograph or image owned by the Company (the "Photographs") for the first 50,000 copies of the Book, and $87.50 per Photograph for every additional 50,000 copies, prorated according to the number of additional books produced. In addition, Tehabi and the Company agreed that Tehabi would receive the first $200,000 of net revenue derived from its sale of the Book (which was defined as gross revenue less certain actual manufacturing costs, such as printing costs and photography royalties paid to the Company for Books produced over the first 50,000 copies), the Company would receive the next $40,000 of net revenue, and the parties would equally share all net revenue in excess of $240,000.

         SPONSORSHIP

         Management of the Company believes that the broad spectrum of public interest in the story of the Titanic, and its appeal to a diverse demographic base encompassing all ages, from young school children to the elderly, will be of substantial interest to potential sponsors for the Company's future exhibitions. Sponsorship opportunities are currently being pursued in connection with the Company's exhibition in Boston and in Japan, principally through the efforts of the third-parties with which the Company has organized such exhibitions. The success of efforts to obtain sponsors for exhibition activities may depend upon the Company's ability to establish a long-term schedule of exhibitions.

         EXPEDITIONS TO THE TITANIC

         As a consequence of the depth of the Titanic approximately two and one-half miles below the surface of the ocean in the North Atlantic, the Company is dependent upon chartering vessels outfitted with highly advanced deep sea technology in order to conduct expeditions to the Titanic. With respect to its 1987, 1993, 1994 and 1996 expeditions, the Company entered into charter agreements with IFREMER, pursuant to which IFREMER supplied the crew and equipment necessary to conduct research and recovery efforts. In addition to utilization of the research vessel NADIR, recovery efforts are undertaken through the manned submersible NAUTILE. Small, hard-to-reach areas necessary for visual reconnaissance efforts are accessed by a small robot, known as ROBIN, controlled by crewmen on board the NAUTILE. The dive team has the capability of retrieving heavy objects, such as a lifeboat davit weighing approximately 4,000 lbs., to fragile objects weighing but a few ounces. Because of the immense pressure of approximately 6,000 pounds per square inch at the wreck site, it is impossible for the dive team to reach such depths and explore the wreck site through any means other than a submersible. The NAUTILE and ROBIN are each equipped with video and still cameras that record all recovery and exploration efforts. In connection with its 1987, 1993, 1994 and 1996 expeditions to the wreck site, the

Company engaged experts from various fields, including maritime scientists and other professional experts, to assist in the Company's exploration and recovery efforts. Management of the Company intends to engage experts from such fields for its future expeditions to the Titanic.

         The Company's ability to conduct expeditions to the Titanic is subject to the availability of necessary research and recovery vessels and equipment for chartering by the Company during the months between June and September, which is the "weather window" for such activities in the

                North Atlantic. Research and recovery efforts with a manned submersible are presently limited to the availability of the NAUTILE pursuant to charter arrangements with IFREMER. To the best of the knowledge of management of the Company, no other submersible with the capability of reaching the depth of the Titanic is commercially available to or acceptable by the Company for chartering. While management of the Company believes that the utilization of a manned submersible is the preferred means for conducting its research and recovery efforts, the Company could conduct sufficient operations through the use of unmanned, surface-controlled, remote operated vehicles, an adequate number of which, in management's opinion, would be available for chartering by the Company on acceptable terms from numerous sources of supply.

         The Company has entered into a preliminary agreement to charter vessels from IFREMER for an expedition to the Titanic wreck site in August 1998. It is expected that the principal artifact recovery objective of this expedition will be the recovery of the Hull Piece, with respect to which recovery efforts were unsuccessful during its 1996 expedition to the wreck site. See "Background" and
Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations." Additionally, the Company intends to extensively photograph and videotape the wreck and wreck site for scientific and archaeological purposes. It is expected that television broadcast and related media rights for such exhibition will be licensed to an unaffiliated third-party, with the Company retaining the rights to commercialize the images and data for other purposes, including print publication and electronic mediums, such as CD-ROMS.

         An unrelated entity has announced the intention of conducting a photographic expedition, known as Operation Titanic, to the Titanic wreck site during August 1998, when the Company intends to conduct its 1998 expedition. The Company has commenced legal proceedings to obtain an injunction prohibiting such photographic expedition during August 1998 or at any other time so long as the Company is salvor-in-possession of the wreck and wreck site of the Titanic. See
Item 3 - "Legal Proceedings" below. During 1996, the United States District Court for the Eastern District of Virginia granted similar injunctive relief to the Company in connection with another third-party's efforts to conduct a photographic expedition to the Titanic without the consent of the Company. See "Salvage Rights" below. In the event that Operation Titanic seeks to conduct its expedition while the Company is conducting its expedition, safety hazards regarding the deployment of IFREMER's submersibles while other submersibles or deployed could preclude the Company from conducting its expedition as planned.

         RESTORATION AND CONSERVATION

         Upon recovery from the wreck site, artifacts are in varying states of deterioration and fragility. Having been submerged in the depths of the ocean for more than eighty-five (85) years, objects have been subject to the corrosive effects of chlorides present in the sea water. The restoration of many of the metal, leather and paper artifacts requires the application of sophisticated electrolysis and other electrochemical techniques. Various artifacts recovered from the 1987 expedition were restored and conserved by the laboratories of Electricite de France, the French government-owned utility. Except for those unrestored artifacts that are exhibited in Memphis, Tennessee, Hamburg, Germany and at the Queen Mary exhibition, unrestored artifacts recovered from the 1993, 1994 and 1996 expeditions are presently undergoing conservation processes at LP3, a privately-owned conservation laboratory in Semur-en-Auxois, France.

         SALVAGE RIGHTS

         Pursuant to a judgment entered in the Federal District Court for the Eastern District of Virginia on June 7, 1994, the Company was declared salvor-in-possession of the wreck and wreck site of the Titanic, the true, sole and exclusive owner of any items recovered from the Titanic and, so long as the Company is salvor-in-possession, the sole and exclusive owner of all items recovered from the Titanic in the future. The Court's judgment includes, without limitation, the contents, cargo, hull, machinery, engine, tackle, apparel and appurtenances of the Titanic, and provides that all potential claimants are barred and precluded from filing claims so long as the Company is salvor-in-possession. No other entity has the right to salvage the Titanic while the Company is salvor-in-possession. In order to maintain salvor-in-possession status, the Company, among other things, will need to maintain a reasonable presence at the wreck through periodic expeditions and will need to continue efforts at salvage and preservation of artifacts during the period between salvage expeditions.

         In February 1996, a third-party instituted a motion in the Federal District Court for the Eastern District of Virginia seeking rescission of the June 7, 1994 order awarding to the Company salvor-in-possession status. By order dated May 10, 1996 entered after trial, such motion was denied. The court also modified its June 7, 1994 order to the extent of requiring the Company to file more frequent periodic reports as to the status of its activities. In August 1996, the Court amended such May 10, 1996 order so as to include the award of exclusive rights to photograph the Titanic within the award of salvor-in-possession status, and enjoined third-parties from entering the wreck site for purposes of obtaining photography or for other purposes.

         Management of the Company believes that all requirements to maintain its salvor-in-possession status have been satisfied and will be satisfied in the foreseeable future. Should the Company not maintain its salvor-in-possession status, other entities could conduct salvage operations and recover items from the Titanic wreck site. Management believes, however, that salvage operations by other entities, if successful, would not have a material adverse affect upon the Company's plan of exhibition activities. However, the loss of salvor-in-possession status could have a materially adverse affect upon the Company's ability to generate revenues from ancillary activities, such as television productions related to, or passenger cruises accompanying, research and recovery expeditions.

         INTERNATIONAL ADVISORY COMMITTEE

         In March 1994, the Company and the National Maritime Museum initiated the formation of an International Advisory Committee with the purpose to "safeguard the future of the Titanic wreck site and objects raised from it and to ensure that they are conserved to the highest standards to be saved for future generations in a Titanic Memorial Museum." The members of the International Advisory Committee, in addition to the Company and the National Maritime Museum of Greenwich, London, England, are as follows: Musee de la Marine, Paris, France; IFREMER; The Maritime Association, New York, New York; Titanic International Society, Freehold, New Jersey; Charles A. Haas (author and historian); National Maritime Museum, Stockholm, Sweden; National Maritime Museum of Norway, Oslo, Norway; John P. Eaton (author and historian); and the British Titanic Historical Society, Lancashire, England. Annual meetings of the Committee were held in London, England in October 1994, 1995 and 1996. It is expected that meetings of the Committee will be held on an annual basis.

         MARKETING

         The organizations in association with which the Company is presenting its exhibitions are responsible for undertaking and paying for the marketing and promotion of the exhibitions. With respect to the planned Waterborne Exhibition, if successfully financed and constructed, the Company intends to market and promote its business activities through advertising and public relations programs in each market where its exhibition will be presented, and to engage the services of advertising and public relations agencies on a country-by-country basis. Management intends to advertise the Waterborne Exhibition through all forms of media, including print, radio and television. In addition, the Company intends to retain a public relations firm to address and coordinate the publicity needs of the Company on a national basis.

         The Company also intends to establish special promotional programs for school-age children and educational institutions, and plans to develop and distribute teaching materials to aid in the historical and scientific studies currently used in school curriculum regarding the Titanic.

         COMPETITION

         The entertainment and exhibition industries are intensely competitive. There can be no assurances that the Company will be able to compete effectively. Many of the entities with which the Company will be competing have substantially greater resources than the Company. Additionally, following the success of the motion picture "Titanic" in December 1997, a number of entities have announced an intention to offer exhibitions or events with the theme of Titanic or involving memorabilia related to its sinking. Although the Company is the only entity that exhibits artifacts recovered from the wreck site of the Titanic, competition may be encountered from these exhibitions or events for the consumer's interest in Titanic or with respect to the interest of prospective venues for presenting the Company's Titanic exhibition. Management intends to compete with other entities based upon the mass appeal of its planned exhibits to consumers of entertainment, museum, scientific and educational offerings and the quality and value of the entertainment experience, emphasizing the unique and distinctive perspective of the Titanic that the Company will incorporate into its exhibits as Titanic's salvor-in-possession and as the only entity that has the rights to objects recovered from the Titanic.

         The success of the Company's merchandising efforts will depend largely upon the consumer appeal of its merchandise and the success of its exhibitions. Management of the Company believes that its merchandise will compete primarily on the basis of its unique character and quality.

         EMPLOYEES

         As of June 5, 1998, the Company had four (4) employees, one of whom is its President. The Company is not a party to any collective bargaining agreement.

         The Company's future business and operating results depend in significant part upon the continued contributions of George Tulloch, the Company's President. The Company does not maintain a key person life insurance policy on Mr. Tulloch. The Company's future business and operating results also depend in significant part upon its ability to attract and retain qualified additional management, marketing and support personnel for its operations. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting or retaining such personnel. The loss of Mr. Tulloch or the Company's inability to attract and retain skilled employees, as needed, could materially and adversely affect the Company's business, financial condition and results of operations.

         The Company's strategy for presenting exhibitions of Titanic artifacts is dependent upon either hiring personnel who are experienced and possess expertise in operating and marketing exhibitions or engaging third-parties with such qualifications. To date, arrangements for the hiring of such additional staff or engaging such third-parties have not been established. Management of the Company believes that acceptable arrangements with such personnel or third-parties can be made within time frames required to implement the Company's exhibition strategies. However, no assurances can be made that such personnel or third-parties will be available on satisfactory terms or when needed by the Company. Delays or difficulties in engaging personnel or third parties for the operation and marketing of exhibitions, including without limitation the Waterborne Exhibition, could have a materially adverse affect upon the Company's operations.

         ENVIRONMENTAL MATTERS

         The Company will be subject to environmental laws and regulation by federal, state and local authorities in connection with its planned exhibition activities. The Company does not anticipate that the costs to comply with such laws and regulations will have any material effect on the Company's capital expenditures, earnings or competitive position.

ITEM 2.  DESCRIPTION OF PROPERTY

         The Company's principal executive offices are located in New York, New York and consist of premises of approximately 3,500 square feet which are leased pursuant to a lease expiring in September 1998.

ITEM 3.  LEGAL PROCEEDINGS

         The Company is a named defendant in a lawsuit commenced in the United States District Court for the Southern District of New York on or about December 16, 1997 (Lindsay v. The Wrecked and Abandoned Vessel RMS Titanic, et al., in rem, and RMS Titanic, Inc. et al., No. 97Civ9248). The plaintiff therein alleges, inter alia, that he rendered certain services to the Company in connection with its 1996 expedition to the Titanic wreck site and in particular connection with the alleged production of film, video and still images of the Titanic illuminated by certain light towers. The relief sought includes an accounting and a judgment declaring the plaintiff a co-salvor of the 1996 expedition and awarding him, in specie, the underwater, film, video and still photographs allegedly obtained by plaintiff from the use of the light towers. The plaintiff also seeks an award of compensatory damages of up to approximately $500,000 and punitive damages in excess of $2,000,000 based upon claims of breach of contract, fraudulent misrepresentation, money lent, quantum meruit and conversion. Management of the Company believes it has meritorious defenses to these claims, intends to defend its position vigorously, and to assert counterclaims seeking compensatory and punitive damages against the plaintiff based upon, among other things, claims that the plaintiff has wrongfully removed and retained property owned by the Company, has wrongfully interfered with the Company's contractual relations with third parties, and has violated the Company's copyright to the images obtained with the light towers. In connection with this action, the parties agreed that, without further order of the court, coins and currency recovered from the Titanic located within the Southern District of New York (the "District") as of December 18, 1997 will not be removed from the District, and will not be sold, liened or otherwise encumbered. On the basis that the Company has no intention to remove, sell, lien or otherwise encumber these items, management of the Company believes that this agreement will have no material adverse affect upon the Company. The Company has filed motions to dismiss the complaint and/or transfer it to the Eastern District of Virginia. In April 1998, oral argument was held on these motions, and no decision has been rendered as of the date of this report.

         The Company is a named defendant in a lawsuit commenced in the United States District Court for the Eastern District of Virginia) on or about May 4, 1998 (Haver v. RMS Titanic, Inc., Civil Action No.: 2:98cv507). The plaintiff therein seeks a declaratory judgment permitting him to participate in a photographic expedition to the wreck of the Titanic known as Operation Titanic. This action does not challenge the Company's salvor-in-possession status. On or about May 4, 1998, the Company instituted a motion for a preliminary injunction in the United States District Court for the Eastern District of Virginia against Deep Ocean Expeditions, Mike McDowell, Bakers World Travel, Quark Expedition, Ralph White, Don Walsh, Alfred S. McLaren, WildWings, and Mr. Haver, all of whom are involved in Operation Titanic, seeking an order enjoining such parties from conducting their proposed photographic expedition. (R.M.S. Titanic, Inc. v. The Wrecked and Abandoned Vessel, etc. believed to be the RMS Titanic, in rem, Civil
Action No. 2:93cv902). The United States District Court for the Eastern District of Virginia has previously held, in August 1996, that RMS Titanic, Inc. had the right to exclude others from taking photographs of the wreck and to control entry in to the wreck site. The Court's ruling to that effect also states that the Company has the right to exclude others from the wreck site regardless of whether the Company is at the wreck site while other groups attempt to visit the site. Pursuant to stipulation, the action commenced by Mr. Haver and the Company's motion for a preliminary injunction have been consolidated. On May 27, 1998, a hearing was held on the Company's motion for a preliminary injunction, and no decision has been rendered as of the date of this report.

        ITEM 4.  SUBMISSION OF MATTERS OF VOTE OF SECURITY HOLDERS

         By written consent of a majority of shareholders dated May 1, 1997, Messrs. Gasparrini, Vitti, Duffy and Slavitt were removed as directors of the Company. Such removal will become effective twenty (20) days after distribution of an Information Statement in accordance with the provisions of the Securities Act of 1934, as amended.

         By written consent of a majority of shareholders dated August 29, 1997, in lieu of an annual meeting, George Tulloch, Allan H. Carlin, Arnie Geller, G. Michael Harris and Kurt Hothorn were elected as directors of the Company. This action will become effective twenty (20) days after the mailing to shareholders of an Information Statement required under the Securities Exchange Act of 1934, as amended.

ITEM 5.  PRICE RANGE OF SECURITIES

         (a) MARKET INFORMATION. The Company's Common Stock is traded on the over-the-counter market on a limited and sporadic basis. The following table sets forth the range of high and low bid quotations of the Company's Common Stock for the periods set forth below, as reported by OTC Bulletin Board of Nasdaq Trading & Market Services. Such quotations represent inter-dealer quotations, without adjustment for retail markets, markdowns or commissions, and do not necessarily represent actual transactions.

FISCAL PERIOD

                                                          COMMON STOCK
                                                          ------------

                                                     HIGH              LOW
                                                     BID               BID
                                                     ---               ---
1998
----
1st Quarter                                             .58              .38
2nd Quarter                                             .47             .375
3rd Quarter                                          .71875              .38
4th Quarter                                            2.00            .5625

                                                     HIGH              LOW
                                                     BID               BID
                                                     ---               ---
1997
----
1st Quarter                                            1.50             .375
2nd Quarter                                           1.125            .5625
3rd Quarter                                             .75            .5625
4th Quarter                                             .75              .40


----------

         (a) HOLDERS. The approximate number of holders of record of the Company's Common Stock as of June 12, 1998 was 1996.


         (c) DIVIDENDS. The Company has not paid or declared any dividends upon its Common Stock since its inception, and intends to re-invest earnings, if any, in the Company to accelerate its growth. Accordingly, the Company does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

ITEM 6.  SELECTED FINANCIAL INFORMATION

         The selected financial data set forth below is qualified by reference to, and should be read in conjunction with, the Financial Statements and Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Form 10-K. The selected financial data have been derived from the Company's Financial Statements which have been audited by Goldstein Golub Kessler & Company, P.C., independent certified public accountants, as indicated in their reports. Their report on the financial statements as of February 28, 1998 and February 28, 1997 and for each of the three years in the period ended February 28, 1998 is included elsewhere in this Form 10-K. Their reports on the statement of financial position as of February 28, 1996 and the financial statements for the years ended February 28, 1995 and February 28, 1994, and for the two years in the period ended February 28, 1995, are not included herein.

YEAR ENDED FEBRUARY 28(29),             1994                1995                1996                1997               1998
Statement of Operations Data:
   Revenue                                    --        $    204,366        $    724,541        $  1,246,564       $  4,658,270
   Net income (loss)                $ (5,484,856)       $ (1,531,036)       $   (149,632)       $    157,534       $  3,367,437

   Income (loss)
      per share (1)                 $       (.47)       $       (.11)       $       (.01)       $        .01       $        .21

   Weighted average number of
   common shares outstanding          11,727,275          13,620,390          15,834,644          16,141,950         16,181,868

FEBRUARY 28(29),                        1994                1995                1996                1997               1998
Balance Sheet Data:

   Total assets                     $  5,133,186        $  6,164,641        $  6,060,456        $  8,005,384       $ 10,078,696
   Long Term Obligations            $    293,100        $    300,000                  --                  --                 --
   Total Liabilities                $  1,973,468        $  3,433,666        $  2,194,624        $  3,941,978       $  2,642,103
   Owners' Equity                   $  3,159,718        $  2,730,975        $  3,865,832        $  4,063,406       $  7,436,593

     The Company has declared no cash dividends.

     (1) Earnings per share is based upon the weighted average number of common shares outstanding for the periods presented after giving retroactive effect to the shares issued in connection with the Acquisition described in
     Note 2 of Notes to Financial Statements. The Company adopted Statement of Financial Accounting Standards (SFAS") No. 128, Earnings Per Share, during fiscal year 1998. SFAS No. 128 required retroactive restatement for all periods presented in the financial statements. The adoption of SFAS No. 128 had no effect on the restatement of the net income (loss) per common share.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion provides information to assist in the understanding of the Company's financial condition and results of operations, and should be read in conjunction with the financial statements and related notes appearing elsewhere herein.

RESULTS OF OPERATIONS

YEAR ENDED FEBRUARY 28, 1998 AS COMPARED
TO YEAR ENDED FEBRUARY 28, 1997

         During its fiscal year ended February 28, 1998 (the ("1998 fiscal year"), the Company's revenues increased approximately 274% as compared to its fiscal year ended February 28, 1997 (the "1997 fiscal year"), primarily as a result of an increase of approximately 3,479% in the Company's exhibition revenues during its 1998 fiscal year as compared to its 1997 fiscal year. This increase in exhibition revenues was principally attributable to the presentation of major exhibition of two separate collections of the Company's Titanic artifacts in Memphis, Tennessee for approximately six (6) months during the 1998 fiscal year, in Hamburg, Germany for approximately ten (10) months during the 1998 fiscal year, and in St. Petersburg, Florida for approximately three and one-half months during the 1998 fiscal year. In addition, during the 1998 fiscal year, the Company's smaller exhibition of Titanic artifacts, "Titanic: The Expedition," was presented in Norfolk, Virginia for one (1) month and in Long Beach, California for approximately seven (7) months during the 1998 fiscal year. In comparison, the only exhibition activity of the

Company during the 1997 fiscal year was the presentation of its smaller exhibition in Norfolk, Virginia for approximately three (3) months.

         During the 1998 fiscal year, licensing fees decreased approximately 87%, primarily as a result of the Company having earned licensing fees related to the production and exploitation of audio and visual recordings with respect to the Company's expedition to the Titanic wreck site during the 1997 fiscal year. The Company did not conduct an expedition to the Titanic wreck site during the 1998 fiscal year, and license fees during this period were derived from the grant of rights to use portions of the Company's stock video footage and still photographs. During its 1998 fiscal year, the Company earned zero revenue from sponsorship rights, as compared to having earned $150,000 from the granting of sponsorship rights with respect to the Company's expedition to the Titanic wreck site during the 1997 fiscal year.

         The Company's revenue from the sale of merchandise and books increased approximately 827% during the 1998 fiscal year as compared to the 1997 fiscal year, primarily as a result of the Company, during the 1998 fiscal year, having published a book in conjunction with unrelated third parties and having established a web site (http://www.titanic-online.com) which promoted the sale of merchandise through mail-order and the Company's 1-800-TITANIC telephone number. The Company's revenue from the sale of coal increased approximately 56% during its 1998 fiscal year as compared to its 1997 fiscal year, primarily as a result of sales of coal made through the Company's web site and in the merchandise shops of the Company's United States exhibitions.

         The Company's cost of coal sold increased approximately 75% during the 1998 fiscal year as compared to the 1997 fiscal year, primarily as a result of an increase in coal sales during these corresponding periods. General and administrative expenses of the Company increased approximately 10% during the 1998 fiscal as compared to the 1997 fiscal year, primarily as a result of an increase in conservation expenses in connection with the preparation of objects for exhibition in Memphis, Tennessee and Hamburg, Germany.

YEAR ENDED FEBRUARY 28, 1997 AS COMPARED
TO YEAR ENDED FEBRUARY 29, 1996

         During its fiscal year ended February 28, 1997 (the "1997 fiscal year"), the Company earned licensing fees of $860,000 related to the production and exploitation of audio and visual recordings with respect to the Company's expedition to the Titanic wreck site during the Summer of 1996 (the "Summer of 1996 Expedition"), as compared to zero licensing fees during its fiscal year ended February 29, 1996 (the "1996 fiscal year"). The Company's exhibition revenues decreased approximately 83% during its 1997 fiscal year as compared to its revenues from such sources during its 1996 fiscal year. Such decrease was principally attributable to the presentation of the Prelude Exhibition (see "Item 1 - Business - Prelude Exhibition") for seven (7) months during the 1996 fiscal year as compared to the presentation of "Titanic - The Expedition" at the National Maritime Center in Norfolk, Virginia for approximately three (3) months during its 1997 fiscal year, and the seasonal effects of higher attendance at exhibitions during the summer months versus the winter months. During its 1997 fiscal year the Company earned $150,000 from the granting of sponsorship rights with respect to the Summer of 1996 expedition, as compared to zero sponsorship fees during its 1996 fiscal year. The Company's revenues from the sale of coal increased approximately 207% during its 1997 fiscal year as compared to its 1996 fiscal year, primarily as a result of the commencement of marketing efforts for this product initially undertaken during the fourth quarter of its 1996 fiscal year.

         The Company's general and administrative expenses increased approximately 34% during its 1997 fiscal year as compared to its 1996 fiscal year, primarily as a result of expenses of $100,000 related to the production of audio and visual recordings of the Summer of 1996 Expedition, travel expenditures related to the Summer of 1996 Expedition, and an increase in legal fees attributable to a 1997 fiscal year legal challenge to the Company's salvor-in-possession status. Interest expense and financing fees decreased approximately 96% during the 1997 fiscal year as compared to the 1996 fiscal year, primarily as a result of the reduction of notes payable in the 1996 fiscal year. During the 1996 fiscal year, the Company incurred an expense of $35,000 related to the settlement of litigation.

         The Company successfully completed its fourth expedition and dive to the wreck of the Titanic in August 1996, recovering 74 artifacts and producing approximately 125 hours of videotape footage. A substantial portion of the Summer of 1996 Expedition was devoted to the production of videotape footage for incorporation into three (3) hours of television productions and to the recovery of a section of the Titanic hull, measuring approximately 23 feet by 12 feet and weighing approximately 20 tons, from the debris field surrounding the wreck. Although the Company raised the hull section to within approximately 200 feet of the surface of the ocean, efforts to recover this object were unsuccessful as a result of stormy weather conditions and resulting ocean turbulence. The costs of the Summer of 1996 Expedition of the artifacts, consisting of the direct costs of chartering of vessels and related crews and equipment required to conduct the expedition and complete the dive operations, was approximately $1.8 million.

                         LIQUIDITY AND CAPITAL RESOURCES

         In connection with its 1994 expedition to the wreck site of the Titanic, the Company entered into an agreement with IFREMER to charter equipment and crew necessary to conduct research and recovery efforts. Pursuant to the terms of such charter agreement, the Company has paid IFREMER the sum of $300,000 and was obligated to pay an additional $700,000 in two installments of $350,000 each payable on September 30 and December 1, 1994. The installment due to IFREMER on September 30, 1994 was paid during the first quarter of the Company's 1996 fiscal year, payment of the final $350,000 installment was extended to October 1, 1995. During the 1996 fiscal year, the Company paid $70,000 on account of such obligation, with the $280,000 balance thereof having been paid subsequent to February 29, 1996. The source of such $280,000 payment was from an unaffiliated entity with which the Company entered into an agreement for the marketing of coal and the sale of cabins of cruise ships which accompanied the Company on its 1996 research and recovery expedition, and this payment was made as an advance against the Company's share of profits from Titanic coal sales and sales of such cruise ship cabins. The $280,000 advance was reduced by approximately $127,000 from the sale of coal during the 1998,

1997 and 1996 fiscal years, resulting in an unpaid balance of $153,168 as of February 28, 1997. Such unpaid balance does not bear interest. There were no profits from sale of cruise ship cabins for the 1996 expedition.

         The Company entered into an agreement with IFREMER to charter equipment and crew necessary to conduct a research and recovery expedition to the wreck site of the Titanic in the Summer, 1996. Pursuant to the terms of such charter agreement, the Company agreed to pay IFREMER 2,000,000 French francs (approximately $400,000 U.S. Dollars) on or before June 20, 1996; 2,100,000 French francs (approximately $420,000 U.S. Dollars) on or before July 15, 1996; and the sum of $980,000, payable as follows: (a) remittance of fifty (50%) of the wholesale price of any products sold by the Company involving the 1996 expedition, up to a maximum of $480,000; and (b) up to a maximum of $500,000 payable from the following sources: (i) $.50 per visitor to any exhibition organized by the Company; (ii) a lump sum of $250,000 for the Memphis exhibition, payable prior to March 1, 1997; and (iii) one-third of the Company's revenues received from any exhibition of artifacts organized by a third party, as described. The agreement further provides that in the event the payments from these sources do not amount to $980,000 within three (3) years after September 1, 1996, any remaining balance shall be paid from the Company's exhibition revenues, as defined above. The Company has satisfied its obligations to pay $500,000 of its exhibition revenue to IFREMER, as described above, and has not received any income from the sale of products involving the 1996 expedition. Accordingly, as of February 28, 1998, the unpaid balance owed to IFREMER under the 1996 charter agreement is $480,000. The Company and IFREMER have been pursuing negotiations for the re-structuring of the Company's obligations under the 1996 charter agreement so as to provide for the payment of a percentage of revenues in installments that correspond to the Company's future receipt of revenues from exhibitions. All objects recovered during the 1996 expedition are be the subject of a lien granted to IFREMER until the Company pays all sums due and owing to IFREMER for the 1996 expedition.

         The Company's capital commitments during its 1999 fiscal year also include lease payments for principal offices in the base amount of $61,000 per annum, and compensation to its executive officer. Additionally, the Company is planning its 1998 expedition to the Titanic wreck site, and has entered into a preliminary agreement for the charter of vessels from IFREMER for an expedition of approximately one (1) month for $1,460,000, of which $200,000 has been paid to date as a downpayment. The Company is in the final stages of negotiations of an agreement for the license of audio-visual rights relative to the 1998 expedition to an unrelated third party, and expects that substantially all of the costs for chartering the IFREMER vessels and any other vessels or equipment required for the 1998 expedition will be paid by such third-party. In the event that these negotiations are not successfully consummated or if the Company is unable to license such rights to another third-party on terms satisfactory to the Company, the Company intends to pay the costs of chartering vessels and equipment for the 1998 expedition from available cash resources or payments made from future exhibition revenues, or a combination of both. The Company may also reduce the length of the expedition and correspondingly the cost of chartering vessels and equipment if audio-visual rights relative to the 1998 are not successfully licensed on adequate terms.

         The Company's near term operating needs will be financed principally from the distribution of revenues to the Company under its agreements for exhibitions in St. Petersburg, Florida; Hamburg, Germany; Boston, Massachusetts; its touring exhibition in Japan; and at the Queen Mary in Long Beach, California. The Company is actively negotiating for the presentation of an exhibition of its Titanic artifacts in venues after its exhibitions in Hamburg, Germany and Boston, Massachusetts. While management expects these negotiations to be successfully consummated, no assurances can be given that the Company will be successful in effectuating such arrangements on terms that are acceptable or satisfactory to the Company. In the event that cash flows are not adequate to satisfy the Company's future operating needs, inclusive of payment of outstanding liabilities, additional debt and/or equity financing will be required.

         In view of the Company's recent purchase of new computers and the limited impact that Year 2000 issues has upon the Company's business activities or competitive conditions, management of the Company does not believe that year 2000 issues will have a material adverse affect upon the Company.

         Substantially all of the Company's cash flow derives from the Company's operating activities. None of the Company's cash flow during the 1998 fiscal year derived from financing activities and only a nominal amount of cash flow derived from investing activities.

         Except for historical information contained herein, this Annual report on Form 10-K contains forward-looking statements within the meaning of the Private Securities Reform Act of 1995 which involve certain risks and uncertainties including, without limitation, the Company's needs, as discussed above, to obtain additional financing in order to achieve its objectives and plans. The Company's actual results or outcomes may differ materially from those anticipated. Important facts that the Company believes might cause such differences are discussed in the cautionary statements accompanying the forward-looking statements as well as in the risk factors discussed below. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in this Report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation of the Company or any other such person that the objectives and plans of the Company will be achieved. In addition to uncertainties of ordinary business operations and the factors discussed else where in this report, the forward-looking statements of the Company contained in this report are also subject to the following risks and uncertainties:

         In order for the Company to design, construct and embark on the Waterborne Exhibition, additional debt and/or equity financing will be required. While management believes that such financing will be available, no assurances can be given that the Company will be successful in its efforts to obtain additional financing, or that such financing will be available on a satisfactory timetable. If the Company is unable to arrange income producing exhibitions similar to its land-based exhibitions in Memphis, St. Petersburg, Boston, and Hamburg, or funding for the planned worldwide touring exhibition is not obtained, there could be a curtailment of the Company's long-term business activities and material delays in the implementation of its business plans.

         Until such time as the Company, if ever, presents the exhibition of its artifacts on the Waterborne Exhibition, the Company could experience difficulties or delays in making arrangements with third parties for the presentation of exhibitions at land-based venues on terms that are acceptable and satisfactory to the Company. The Company's ability to present such exhibitions in association with third parties will be dependent upon the agreement of such third parties to construct, market and operate the exhibitions, or the Company having adequate financial resources to construct and/or operate the exhibitions. Delays or difficulties in making arrangements for the presentation of exhibitions at land-based venues could have a materially adverse affect upon the Company's operations.

The Company could experience difficulties or delays in obtaining financing for the Waterborne Exhibition, and if financing is obtained on terms acceptable to the Company, could also experience difficulties or delays in the construction of the Waterborne Exhibition. The Waterborne Exhibition is subject to all the delays and uncertainties associated with construction projects generally. Additionally, the Company has not made arrangements for the presentation of the Waterborne Exhibition in specific ports and will need to obtain permits and approvals from local governmental authorities. While management of the Company believes that such arrangements will be available on terms and conditions acceptable to the Company, and that the Company will satisfy requirements for such permits and approvals, difficulties and delays could be encountered in securing prospective sites and/or the requisite permits and approvals, which, in turn, could delay or otherwise adversely impact the Company's revenue producing activities.

         The Company has been seeking and intends to continue to seek debt financing to fund as much of the Waterborne Exhibition as may be available on terms satisfactory to the Company. In connection with any such debt financing that may be obtained, no assurances of which can be given, the Company expects, among other things, to be required to pledge its assets to a lender, to be restricted in its ability to incur additional obligations, and/or to abide by certain financial covenants.

         The Company's strategy for presenting exhibitions of Titanic artifacts is dependent upon making acceptable arrangements with third parties or hiring personnel who are experienced and possess expertise in operation and marketing exhibitions. Management of the Company believes that acceptable arrangements with such personnel or third-parties can be made within time frames required to implement the Company's exhibition strategies. However, no assurance can be made that such personnel or third-parties will be available on satisfactory terms or when needed by the Company. Delays or difficulties in engaging personnel or third parties for the operations and marketing of exhibitions, including without limitation the Waterborne Exhibition, could have a materially adverse affect upon the Company's operations.

         The Company's future business and operating results depend in significant part upon the continued contributions of George Tulloch, the Company's President. The Company does not maintain a key person life insurance policy on Mr. Tulloch. The Company's future business and operating results also depends in significant part upon its ability to attract and retain qualified additional management, marketing and support personnel for its operations.

         In order to protect its salvor-in-possession status and to prevent third-parties from salvaging the Titanic wreck and wreck site, or interfering with the Company's rights and ability to salvage the wreck and wreck site, the Company may have to commence judicial proceedings against third-parties. Such proceedings could be expensive and time-consuming. Additionally, the Company, in order to maintain its salvor-in-possession status, needs to, among other things, maintain a reasonable presence at the wreck through periodic expeditions. In addition to the payment of the balance due to IFREMER for the Summer of 1996 Expedition, the Company will be required to incur the costs for future expeditions so as to maintain its salvor-in-possession status. The Company's ability to undertake future expeditions may be dependent upon the availability of financing from the grant of licenses to produce television programming and/or the grant of expedition sponsorship rights. No assurances can be given that such financing will be available on satisfactory terms.

         The amount spent by consumers on discretionary items, such as entertainment activities and the purchase of merchandise, is dependent upon consumers' levels of discretionary income, which may be adversely affected by general or local economic conditions. A decrease in consumer spending on such activities could have a material adverse effect on the Company's revenues from exhibition activities and merchandising efforts.

         The Company's sales of coal recovered from the Titanic wreck site and other merchandise through its web site increased significantly during the period of the initial theatre release of the motion picture "Titanic" in December 1997 without the Company incurring any significant marketing expenses. This coal is the only object recovered from the Titanic that the Company is offering or will offer for sale to the general public. Through the date of this report, approximately 100,000 units of the Company's Titanic coal have been sold since the commencement of such sales in the fall 1996, which represents approximately one-half of the total units of coal available for sale. The Company intends to recover additional coal during its 1998 expedition. A substantial portion of the remaining Titanic coal supply is different in size than that which the Company has marketed to date, and the Company's pricing and commercial presentation of the coal is likely to change. No assurances can be given that different price points or different presentations of the coal will be attractive to consumers. Additionally, in the event that the Company does not recover any additional Titanic coal, and the existing supply of coal is exhausted in the future, the volume of the Company's merchandise sales may be materially adversely affected in the absence of the introduction and marketing of additional products, such as replicas of artifacts.

         To the extent that the Company has transactions outside of the United States, the Company could be affected by nationalizations or unstable governments or legal systems or intergovernmental disputes. These economic and political uncertainties may affect the Company's results of operations, especially to the extent that these matters affect the Company's exhibition plans in Europe and Japan.

         In connection with its activities outside of the United States, the Company is exposed to the risk of currency fluctuations between the United States dollar and certain foreign currency. If the value of the United States dollar increases in relation to the foreign currency, the Company's potential revenues from exhibition and merchandising activities outside of the United States will be adversely affected. During the 1998 fiscal year, there were no significant fluctuations in the exchange rates with respect to foreign currencies in which the Company transacts business. Although the Company's financial arrangements with IFREMER, the National Maritime Museum of Greenwich, England, its exhibition organizer in Germany and other entities have been based in whole or in part upon foreign currencies, the Company has sought and will continue to seek to base its financial commitments and understandings upon the United States dollar in its material business transactions so as to minimize the adverse potential effect of currency fluctuations.

ITEM 8.  FINANCIAL STATEMENTS

                                                                      Page
                                                                      ----
Independent Auditor's Report                                          F-1

Balance Sheet at February 28, 1997 and 1998                           F-2

Statement of Operations for the years ended
February 28(29), 1996, 1997 and 1998                                  F-3

Statement of Stockholders' Equity for the years ended
February 28(29), 1996, 1997 and 1998                                  F-4

Statement of Cash Flows for the years ended
February 28(29), 1996, 1997 and 1998                                  F-5

Notes to Financial Statements                                         F-6 - F-18

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         None.

ITEM 10. MANAGEMENT

OFFICERS AND DIRECTORS

         The directors, executive officers, nominees as directors and significant employees of the Company are:

NAME                              AGE                POSITION
----                              ---                --------
George H. Tulloch                 53                 President, Director
                                                     and Acting Chief Financial
                                                     Officer

William S. Gasparrini             70                 Chairman of the Board
                                                     of Directors

Nicholas Vitti                    45                 Chief Financial Officer and
                                                     Director

John G. Duffy                     49                 Director

Robert A. Slavitt                 70                 Director

Allan H. Carlin                   47                 Nominee as Director

Arnie Geller                      57                 Nominee as Director

G. Michael Harris                 34                 Nominee as Director

Kurt Hothorn                      54                 Nominee as Director

         Directors hold office until the next annual shareholders' meeting or until their successors have been duly elected and qualified. Executive officers are appointed by and serve at the pleasure of the Board of Directors. By written consent of a majority of shareholders dated May 1, 1997, Messrs. Gasparrini, Vitti, Duffy and Slavitt have been removed as directors of the Company. Such removal will become effective twenty (20) days after distribution of an Information Statement in accordance with the provisions of the Securities Act of 1934, as amended. By written consent of a majority of shareholders dated August 29, 1997, in lieu of an annual meeting, George Tulloch, Allan H. Carlin, Arnie Geller, G. Michael Harris and Kurt Hothorn were elected as directors of the Company. This action will become effective twenty (20) days after the mailing to shareholders of an Information Statement required under the Securities Exchange Act of 1934, as amended. In the event that the removal of the directors as described above becomes effective prior to the election of directors as described above, Mr. Tulloch, pursuant to authority under the Bylaws of the Company, intends to appoint Messrs. Carlin, Geller, Harris and Hothorn as directors of the Company.

         George H. Tulloch has been President of the Company since May 1995 and was its Executive Director of Corporate Public Relations and Chairman of the Board of Directors of the Company since May 4, 1993. Mr. Tulloch also served as the Company's Chief Financial Officer in May and June, 1995. After the RMS Titanic's discovery in 1985, he successfully negotiated a recovery contract with the ship's co-discoverer, IFREMER, France's National Oceanographic Institute. In 1987, he organized Titanic Ventures Limited Partnership, a Connecticut limited partnership, as the financial structure for this effort and is the President of its general partner, Oceanic Research and Exploration Ltd., a Delaware corporation. Mr. Tulloch's background includes having founded Competition & Sports Cars, Ltd. in Greenwich, Connecticut in 1969, building its sales volume into the largest BMW agency in the United States.

         William S. Gasparrini has been a Director of the Company since June 1994, and has served as its Chairman of the Board and a member of the Compensation Committee of the Board of Directors since May 1995. He has been a limited partner of Titanic Ventures Limited Partnership since its inception. From 1966 to the present, Mr. Gasparrini has served as the President of Post Road Iron Works, Inc., a family owned business in Greenwich, Connecticut which was founded in 1927. He has been an executive officer of the National Ornamental & Miscellaneous Metal Association, has been a member of its Board of Directors since 1973 and of its Board of Trustees since 1976, having been elected Trustee Emeritus in 1987. In addition to having served as an officer and director of the Greenwich, Connecticut YMCA and of the Greenwich, Connecticut Chamber of Commerce, Mr. Gasparrini has received, among other honors, a Proclamation Certificate from Westchester County, New York Board of Legislators for "Providing Visionary Leadership" in 1987 and was voted "Volunteer of the Year" by The Historical Society of Greenwich, Connecticut. Mr. Gasparrini is also the owner of substantial real estate investments in Greenwich, Connecticut.

         John G. Duffy has been a Director and has been a member of the Compensation Committee of its Board of Directors since May 1995. Mr. Duffy has been employed by the New York investment banking firm of Keefe, Bruyette & Woods since 1978, and has served as its Director of Corporate Finance and as a member of its Board of Directors since 1990.

         Nicholas Vitti has been a Director of the Company and a member of the Compensation Committee of its Board of Directors since May 1995, and has served as its Chief Financial Officer since June 1995. Since 1986, Mr. Vitti has served as the Chief Financial Officer of D'Addario Industries, Inc., a privately owned company located in Bridgeport, Connecticut principally engaged in real estate development and construction activities. He served as the Chief Financial Officer of Thorn EMI, which owns Capitol Records, from 1981 to 1986, and was employed from 1974 to 1986 in various capacities by Peat Marwick Mitchell & Company, presently known as KMPG Peat Marwick, including as a Senior Manager. Mr. Vitti is a certified public accountant licensed by the State of Connecticut.

         Robert A. Slavitt has been a director of the Company since July 1995, and is a senior partner in the law firm of Slavitt Connery & Vardamis of Norwalk, Connecticut. He is a former President of the Norwalk-Wilton Connecticut Bar Association; a director and former Vice President of the Alumni Association of New York University School of Law; a member of the DEan's Task Force of New York University School of Law, and a member of the Connecticut Bar Association Eminent Domain Law Revision Committee.

         Allan H. Carlin, has served as general counsel to the Company since May 1993 to the present and assists Mr. Tulloch in all phases of the Company's operations, including serving as the principal negotiator of the Company's business transactions. Mr. Carlin is an attorney admitted to practice in the State of New York, and maintains an office for the practice of law in New York, NY.

         Arnie Geller served as President and as a director of the Company from May 1993 to May 1995. Prior to joining the Company, Mr. Geller has principally be engaged in various executive capacities in the record industry for approximately 27 years. Mr. Geller is presently a self-employed corporate consultant.

         G. Michael Harris is a promoter and agent of entertainment programs and events.

         Kurt Hothorn is a limited partner of TVLP, trades securities for his own account, and is a principal in a closely-held travel business that specializes in arrangements for incentive programs, conferences and meetings.

ITEM 11. EXECUTIVE COMPENSATION

         The following table sets forth a summary of compensation paid or accrued to the executive officers of the Company for the fiscal years ended February 29, 1996, February 28, 1997 and February 28, 1998:


                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                                                       Compensation
                                                                                       ------------
                                                                                       Common
Name                                                                    Other          Shares
and                                     Year                            Annual         Subject to
Principal                               Ended February                  Compen-        Options
Position                                28th(29th)       Salary         sation         Granted
---------                               --------------   ------         -------        ------------
George Tulloch(1)
President and Former Chief
Financial Officer; Former
Executive Director of
Corporate Public                        1998             $ 120,000      -0-            -0-
Relations
                                        1997             $ 120,000      -0-            -0-

                                        1996             $ 120,000      -0-            -0-

Arnie Geller(1)                         1998                    -0-     -0-            -0-
Former President
and Former Chief                        1997             $      -0-     -0-            -0-
Financial Officer
                                        1996             $  41,667      -0-            -0-


Nicholas Vitti(2)                       1998                    -0-     -0-            -0-

                                        1997                    -0-     -0-            -0-

                                        1996                    -0-     -0-            -0-

---------------

(1) The foregoing compensation accrued for Mr. Tulloch is based upon an annual salary of $120,000. On May 8, 1995, Mr. Tulloch was named President of the Company. Mr. Tulloch's employment agreement, including stock options granted thereunder, was terminated effective January 31, 1995. The foregoing amounts reflected for Mr. Geller are adjusted to give retroactive effect to the termination of his employment agreement, effective January 31, 1995, as a result of which an aggregate of $387,691 of accrued compensation was waived by Mr. Geller for 1995 and 1994 and stock options granted thereunder were cancelled. The foregoing compensation accrued for Mr. Geller is based upon an annual salary of $250,000 commencing May 4, 1993 and ceasing on April 21, 1995, the date of his resignation as President of the Company, no portion of which has been paid to date. Mr. Geller has agreed that his accrued compensation would be paid at the discretion of the Boardof Directors when the Company has sufficient income to pay its creditors.

STOCK OPTIONS

         No stock options were granted to the executive officers of the Company during the fiscal year ended February 28, 1998.

OPTION EXERCISES AND HOLDINGS

         None of the executive officers of the Company exercised any stock options during the fiscal year ended February 28, 1998. Upon termination of the employment agreements of Messrs. Geller and Tulloch effective January 31, 1995, options that were granted to each of them to purchase 500,000 shares of Common Stock were cancelled.

COMPENSATION OF DIRECTORS

         The Company does not have any arrangements for compensating directors for services rendered as a director. No compensation has been paid to any individual for services rendered as a director.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of June 1, 1998 with respect to (i) those persons known by the Company to be the owners of more than 5% of the Company's Common Stock and (ii) the ownership of the Company's Common Stock by each director and nominees as directors;and (iii) the ownership of the Company's Common Stock by all executive officers and directors of the Company as a Group:


                                           NATURE OF           AMOUNT OF
NAME AND ADDRESS                           OWNERSHIP           BENEFICIAL OWNERSHIP     PERCENTAGE OF CLASS
----------------                           ---------           --------------------     -------------------
Titanic Ventures Limited Partnership
204 Old Post Road                          Principal
Southport, Connecticut 06490               Shareholder         5,871,667(1)(2)(3)       36.3%

William S. Gasparrini                      Principal
23 Oak Street                              Shareholder,
Greenwich, Connecticut 06830               Chairman of the
                                           Board               2,044,630(2)(3)(4)       12.6%

Arnie Geller                               Principal
720 Spring Street NW                       Shareholder
Atlanta, GA 30308                                              1,950,000(5)              9.9%

George Tulloch                             Principal
c/o RMS Titanic, Inc.                      Shareholder,
17 Battery Place                           Officer,
New York, New York 10004                   Director               81,309(1)(2)(3)(6)     0.5%

John G. Duffy
415 Crestwood Avenue
Crestwood, New York 10707                  Director               37,716                 0.2%

Robert A. Slavitt
618 Putnam Avenue
Norwalk, Connecticut 06850                 Director                   -0-(7)             0.1%

Nicholas Vitti
4 Kristy Drive
Bethel, Connecticut 06831                  Director               12,500                 0.0%

Allan H. Carlin
239 East 79th Street                       Director
New York, NY 10021                         Nominee               500,000(8)              3.0%

G. Michael Harris
16 Winston Drive                           Director
Belleair, FL 34616                         Nominee               165,000                 1.0%

Kurt Hothorn
160 Mead Avenue                            Director
Greenwich, CT 06830                        Nominee                21,544(9)              0.1%

All Officers and Directors
as a group of five (5)
persons                                                        8,067,869(10)            49.9%


----------

         (1) George Tulloch is the President and sole shareholder of Oceanic Research and Exploration Limited ("ORE"), a Delaware corporation which serves as the General Partner of Titanic Ventures Limited Partnership ("TVLP"); William Gasparrini is a limited partner of TVLP. The General Partner of TVLP has the right to vote the shares of the Company without the consent of the Limited Partners of TVLP, and may dispose of the shares of the Company upon the consent of the Limited Partners of TVLP.

         (2) Represents shares over which TVLP and Mr. Tulloch, as President of ORE, exercise voting control. ORE has agreed to deliver 1,289,500 of such shares to certain limited partners of TVLP, representing their respective interest in shares of the Company owned by TVLP (the "Distribution Shares"), less a total of 87,388 shares which have been retained from their interests for the payment of their pro-rata share of TVLP's expenses. The Distribution Shares are subject to a written proxy granting Mr. Tulloch the right to vote such shares until June 17, 1999, with such proxies to terminate upon the public market sale of such shares. As adjusted for delivery of the Distribution Shares, TVLP has the power to dispose of 4,582,167 shares of the Company, representing 28.3% of the outstanding Common Stock of the Company. By letter agreement dated June 12, 1996 Mr. Tulloch had previously agreed, subject to the fulfillment of certain conditions, to distribute eighty (80%) percent of each limited partner's interest in the shares of the Company owned by TVLP, subject to the execution of proxies by the limited partners granting to the General Partner voting power over such shares until May 31, 1997, with such proxies to terminate upon the public market sale of such shares. Mr. Tulloch and the General Partner believe that such letter agreement is not enforceable on the basis of a number of grounds, including but not limited to fraudulent inducement, repudiation and the absence of consideration, and accordingly will not distribute shares of the Company owned by TVLP to the limited partners of TVLP in accordance with the terms thereof. Mr. Gasparrini claims that such June 12, 1996 letter agreement is valid and enforceable, and has also claimed that a certain document dated April 21, 1995, pursuant to which Mr. Tulloch allegedly agreed to distribute each limited partner's interest in the shares of the Company owned by TVLP and immediately granted each limited partner the right to vote the shares of the Company's Common Stock owned by TVLP in proportion to their partnership interests, is enforceable. Mr. Gasparrini has commenced legal proceedings against Mr. Tulloch, ORE and TVLP in the Superior Court of Connecticut,
Judicial District of Stamford/Norwalk in order to enforce his rights under the June

12, 1996 letter agreement and the purported April 21, 1995 agreement. Mr. Tulloch Mr. Tulloch, on behalf of ORE and TVLP, believes that there are meritorious defenses to these claims and intends to defend their position vigorously.

         (3) In the event that Mr. Gasparrini successfully enforces the alleged obligation of ORE to distribute the shares pursuant to the June 12, 1996 letter agreement or the purported April 21, 1995 agreement, as referenced in footnote
(2), Mr. Gasparrini will receive distribution of a maximum of 1,912,288 shares of the Company owned by TVLP (as may be decreased for payment of TVLP's liabilities), and Mr. Tulloch, through his ownership of ORE, will receive distribution of a maximum of 511,152 shares of the Company owned by TVLP (as may be decreased for payment of TVLP's liabilities). In the event of the distribution of such TVLP shares, Mr. Gasparrini would have the power to vote and dispose of a maximum of 24.4% of the outstanding Common Stock of the Company, Mr. Tulloch, through his ownership of ORE and exclusive of the Shares he individually owns (see footnote (5) below), would have the right to vote a maximum of 11.1% of the outstanding Common Stock of the Company (including the Distribution Shares), and Mr. Tulloch would have the right to dispose of a maximum of 3.2% of the Company.

         (4) Does not include any shares that may be issued to Mr. Gasparrini upon distribution of the shares of Common Stock registered in the name of TVLP, of which Mr. Gasparrini is a limited partner.

         (5) Includes 300,000 shares as to which Mr. Geller has been granted a written proxy to vote such shares until the public sale thereof.

         (6) Does not include any shares that may be issued upon distribution of the shares of Common Stock registered in the name of TVLP, of which Mr. Tulloch is the President and sole shareholder of the General Partner.

         (7) Does not include approximately 144,000 shares that may be issued upon distribution of the shares of Common Stock registered in the name of TVLP to which Mr. Slavitt claims to have a beneficial interest through a limited partner of TVLP.

         (8) Represents option which are currently exercisable; does not include 197,500 shares registered in the name of Mr. Carlin's spouse, as to which Mr. Carlin disclaims beneficial ownership.

         (9) Represents shares jointly owned with Mr. Hothorn's spouse. Voting power with respect to such shares has been granted to George Tulloch until June 17, 1999 pursuant to a written proxy, which proxy is subject to termination upon the public market sale of such shares. See footnote (2) above. Except as set forth above, Mr. Hothorn and his spouse jointly share voting and dispositive power over such shares.

         (10) Includes shares beneficially owned by TVLP (see footnote 1 above) and shares over which Mr. Geller has been granted a proxy to vote (see footnote 5 above); does not include shares helf by nominees for directors. In the event that Mr. Gasparrini successfully enforces the alleged obligation of Mr. Tulloch to distribute the shares pursuant to the June 12, 1996 letter agreement or the purported April 21, 1995 agreement, all officers and directors would have the right to dispose of 4,619,642 shares, representing 28.5% of the Company's Common Stock, and would have the right to vote 5,909,142 shares, representing 36.5% of the Company's Common Stock. See footnotes (2), (3) and
(6).

         The foregoing table does not include options and warrants granted to entities and individuals who are not executive officers, directors or nominees for directors of the Company to purchase 330,000 shares of Common Stock.

         Pursuant to a Voting Agreement dated August 22, 1997 (the "Voting Agreement") among Messrs. Carlin, Geller, Harris, Hothorn, Geller and certain third parties, including Mr. Carlin's spouse and Mr. Hothorn's spouse, all of such individuals have agreed, until August 31, 1999, to vote their shares of Common Stock of the company in favor of the election of George Tulloch, Allan
H. Carlin, Arnie Geller, G. Michael Harris and Kurt Hothorn as directors of the Company. The Voting Agreement places certain restrictions on such persons' right to transfer shares of Common Stock subject to the Voting Agreement, and requires that such shares be offered for sale to Messrs. Tulloch, Carlin, Geller, Harrris and Hothorn prior to the sale thereof in the open market.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         A limited partner of TVLP, Taurus International ("Taurus") has provided services to TVLP as an agent of TVLP in France. These services have included securing legal representation, insurance coverage, storage facilities and other relationships required to maintain the Company's Titanic artifacts while preservation work was performed in France by EDF. TVLP was charged fees for providing these services amounting to approximately $127,000 from inception of the Company through February 28, 1997. Accounts payable to Taurus amounted to $37,600 as of February 28, 1997. The amount was forgiven by Taurus during the year ended february 28, 1998.

         With respect to the fiscal year ended February 28, 1998, to the best of the knowledge of the Company, Mr. Slavitt was delinquent in filing a report on Form 4.

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES & REPORTS ON FORM 8-K

         The following documents are filed as part of this Report on Form 10-K:

         (a) Financial Statements. The following financial statements of the Company are included in this Annual Report:

Independent Auditor's Report                                          F-1

Balance Sheet at February 28, 1997 and 1998                           F-2

Statement of Operations for the years ended
February 28(29), 1996, 1997 and 1998                                  F-3

Statement of Stockholders' Equity for the years ended
February 28(29), 1996, 1997 and 1998                                  F-4

Statement of Cash Flows for the years ended
February 28(29), 1996, 1997 and 1998                                  F-5

Notes to Financial Statements                                         F-6 - F-18

         (b) Financial Statement Schedules. None.

         (c) Exhibits.

3.1          Articles of Incorporation, as amended.(1)

4.1          First Amendment to By-Laws of the Registrant.(2)

9.1          Voting Trust Agreement among Titanic Ventures Limited Partnership,
             George
             Tulloch, Allan H. Carlin, Arnie Geller, G. Michael Harris, Kurt Hothorn, Cheryl Hothorn, Wesgate Entertainment Corp., Anne A. Hill, Diane Carlin, Shirley A. Hill, James A. Hill, and D.
             Michael Harris(3)

10.1         Lease Agreement between the Company and 17 Battery Place North
             Associates.(4)

10.2         Agreement dated April 15, 1996 between the Company and CRE-CO
             Finanz GmbH.(5)

10.3 Pledge Agreement dated April 15, 1996 between the Company and CRE-CO Finanz GmbH.(5)

10.4 Bailment Agreement dated April 15, 1996 between the Company and CRE-CO Finanz GmbH.(5)

10.5         1996 Charter Agreement with IFREMER.(6)

10.6 Agreement dated August 8, 1996 between the Company and the City of Memphis.(6)

10.7 Agreement dated July 22, 1996 between Discovery Communications, Inc., Ellipse Programme and the Company (omitted and filed separately as confidential information).(6)

10.8 Agreement dated October 9, 1996 between the Company and the National Maritime Center Authority.(7)

10.9 Exhibition Loan Agreement dated December 10, 1996 between the Company, the City of Memphis, Tennessee and the Florida International Museum, Inc.(8)

10.10        Agreement dated May 23, 1997 between the Company and RMS
             Foundation, Inc.(9)

10.11 Amendment to Agreement dated April 15, 1996 between the Company and CRE-CO Finanz GmbH.(9)

10.12 Amendment to Agreement dated August 6, 1996 between the Company and the City of Memphis.(9)
----------

(1)      Filed as an exhibit to Registrant's Registration Statement on Form 8-A.

(2) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1995.

(3)      Filed as an exhibit 7.2 to Form 13D on September 2, 1997.

(4) Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended February 28, 1994.

(5) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996.

(6) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1996.

(7) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1996.

(8) Filed as an exhibit to Registrant's Current Report on Form 8-K dated July 3, 1997.

(9) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1998.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 and 15(d) of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                RMS TITANIC, INC.




June __, 1998                 By:
                                 -----------------------------------------
                                 George H. Tulloch, President and
                                 Principal Executive Officer



June __, 1998                 By:
                                 -----------------------------------------
                                 Nicholas Vitti, Principal Accounting Officer

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated:




                                                  June __, 1997
----------------------------------
William S. Gasparrini, Director




                                                  June __, 1997
----------------------------------
George H. Tulloch, Director



                                                  June __, 1997
----------------------------------
John G. Duffy, Director



                                                  June __, 1997
----------------------------------
Nicholas Vitti, Director



                                                  June __, 1997
----------------------------------
Robert A. Slavitt, Director

                                                           (Draft June 12, 1998)


                                                               RMS TITANIC, INC.


                                                   INDEX TO FINANCIAL STATEMENTS

INDEPENDENT AUDITOR'S REPORT                                                                                 F-1


FINANCIAL STATEMENTS:

   Balance Sheet at February 28, 1997 and 1998                                                               F-2

   Statement of Operations for the Years Ended February 28(29), 1996,
    1997 and 1998                                                                                            F-3

   Statement of Stockholders' Equity for the Years Ended February 28(29), 1996,
    1997 and 1998                                                                                            F-4

   Statement of Cash Flows for the Years Ended February 28(29), 1996,
    1997 and 1998                                                                                            F-5

   Notes to Financial Statements                                                                          F-6 - F-19

                                                           (Draft June 12, 1998)



INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
RMS Titanic, Inc.


We have audited the accompanying balance sheets of RMS Titanic, Inc. as of February 28, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended February 28, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RMS Titanic, Inc. as of February 28, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended February 28, 1998, in conformity with generally accepted accounting principles.




GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.
New York, New York

June 3, 1998

                                                                                                 (Draft June 12, 1998)


                                                                                                     RMS TITANIC, INC.


                                                                                                         BALANCE SHEET
======================================================================================================================
FEBRUARY 28,                                                                                 1997                 1998
----------------------------------------------------------------------------------------------------------------------
ASSETS

Current Assets:
  Cash and cash equivalents                                                         $     105,854         $  1,000,269
  Accounts receivable (Note 12)                                                            34,715              640,760
  Refundable withholding tax (Note 12)                                                     87,500               45,848
  Other current assets                                                                      4,800                    -
----------------------------------------------------------------------------------------------------------------------
      TOTAL CURRENT ASSETS                                                                232,869            1,686,877

Artifacts Recovered, at cost (Note 5)                                                   7,714,340            7,700,340

Deferred Income Tax Asset, net of valuation allowance of
 $1,910,000 and $503,000, respectively (Note 6)                                                 -                    -

Property and Equipment, net of accumulated depreciation
 of $50,036 and $73,207, respectively (Notes 3 and 12)                                     19,564              652,599

Other Assets                                                                               38,611               38,880
----------------------------------------------------------------------------------------------------------------------
      TOTAL ASSETS                                                                   $  8,005,384          $10,078,696
======================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Note payable (Notes 4 and 9)                                                      $     128,530                    -
  Accounts payable and accrued liabilities (Notes 2, 5, 9, 11 and 13)                   3,138,448         $  2,483,200
  Income taxes payable                                                                          -              143,960
  Deferred revenue (Note 12)                                                              675,000               14,943
----------------------------------------------------------------------------------------------------------------------
      TOTAL CURRENT LIABILITIES                                                         3,941,978            2,642,103
----------------------------------------------------------------------------------------------------------------------
Commitments and Contingencies (Notes 2, 9 and 10)

Stockholders' Equity (Notes 2, 7 and 8):
  Common stock - $.0001 par value; authorized 30,000,000 shares,
   issued and outstanding 16,177,128 and 16,187,128 shares, respectively                    1,618                1,619
  Additional paid-in capital                                                           13,909,999           13,915,748
  Accumulated deficit                                                                  (9,848,211)          (6,480,774)
----------------------------------------------------------------------------------------------------------------------
      STOCKHOLDERS' EQUITY                                                              4,063,406            7,436,593
----------------------------------------------------------------------------------------------------------------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $  8,005,384          $10,078,696
======================================================================================================================

                                                                                     See Notes to Financial Statements

                                                                                                                   F-2

                                                                                                           (Draft June 12, 1998)


                                                                                                           RMS TITANIC, INC.


                                                                                                           STATEMENT OF OPERATIONS
====================================================================================================================================
YEAR ENDED FEBRUARY 28(29),                                                              1996               1997              1998
------------------------------------------------------------------------------------------------------------------------------------
Revenue (Notes 12 and 13):
  Exhibitions and related merchandise sales                                     $     693,836      $     116,019      $  4,151,912
  Licensing fees                                                                      -                  860,000           114,708
  Sponsorship fees                                                                    -                  150,000           -
  Merchandise, books and other                                                        -                   26,391           244,676
  Sale of coal                                                                         30,705             94,154           146,974
------------------------------------------------------------------------------------------------------------------------------------
Total revenue                                                                         724,541          1,246,564         4,658,270
------------------------------------------------------------------------------------------------------------------------------------
Expenses:
  Cost of coal sold                                                                     3,000              8,010            14,000
  General and administrative (Note 10)                                                803,324          1,071,460         1,176,373
  Depreciation and amortization (Note 3)                                               12,356              8,703            23,171
------------------------------------------------------------------------------------------------------------------------------------
Total expenses                                                                        818,680          1,088,173         1,213,544
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) from operations                                                         (94,139)           158,391         3,444,726
------------------------------------------------------------------------------------------------------------------------------------
Other income (expense):
  Interest income                                                                     -                  -                  11,131
  Interest expense and financing costs (Note 9)                                       (20,493)              (857)           (5,750)
  Settlement expense (Note 9)                                                         (35,000)           -                 -
  Other (Note 11)                                                                     -                  -                  67,330
------------------------------------------------------------------------------------------------------------------------------------
Other income (expense) - net                                                          (55,493)              (857)           72,711
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) before provision for income taxes                                      (149,632)           157,534         3,517,437

Provision for income taxes (Note 6)                                                   -                  -                 150,000
------------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                               $    (149,632)     $     157,534      $  3,367,437
====================================================================================================================================
Basic income (loss) per common share                                            $        (.01)     $         .01      $        .21
====================================================================================================================================
Weighted average number of common shares outstanding                               15,834,644         16,141,950        16,181,868
====================================================================================================================================

                                                                                                   See Notes to Financial Statements

                                                                                                                                 F-3

                                                                                                     (Draft June 12, 1998)


                                                                                                         RMS TITANIC, INC.

                                                                                         STATEMENT OF STOCKHOLDERS' EQUITY
==========================================================================================================================

YEARS ENDED FEBRUARY 28(29), 1996, 1997 AND 1998
---------------------------------------------------------------------------------------------------------------------------
                                                             COMMON STOCK           ADDITIONAL
                                                       NUMBER OF                     PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                                         SHARES          AMOUNT      CAPITAL       DEFICIT        EQUITY
--------------------------------------------------------------------------------------------------------------------------

Balance as of February 28, 1995                        13,908,709  $      1,392  $ 12,585,696  $ (9,856,113)  $  2,730,975

Issuance of common stock:
  Cash (Note 7)                                         1,589,576           159       921,797          --          921,956
  Other than cash (Notes 7 and 9)                         638,343            63       362,470          --          362,533

Conversion of Class B warrants                                500           --           --            --             --

Net loss for the year ended February 29, 1996                --             --           --        (149,632)      (149,632)
--------------------------------------------------------------------------------------------------------------------------
Balance as of February 29, 1996                        16,137,128         1,614    13,869,963   (10,005,745)     3,865,832

Issuance of common stock:
  Other than cash (Notes 7 and 9)                          40,000             4        40,036          --           40,040

Net income for the year ended February 28, 1997              --             --           --         157,534        157,534
--------------------------------------------------------------------------------------------------------------------------
Balance as of February 28, 1997                        16,177,128         1,618    13,909,999    (9,848,211)     4,063,406

Issuance of common stock:
  Other than cash (Notes 7 and 9)                          10,000             1         5,749          --            5,750

Net income for the year ended February 28, 1998              --             --           --       3,367,437      3,367,437
--------------------------------------------------------------------------------------------------------------------------
Balance as of February 28, 1998                        16,187,128  $      1,619  $ 13,915,748  $ (6,480,774)  $  7,436,593
==========================================================================================================================

                                                                                         See Notes to Financial Statements

                                                                                                                       F-4

                                                                                                               (Draft June 12, 1998)


                                                                                                                   RMS TITANIC, INC.

                                                                                                             STATEMENT OF CASH FLOWS
====================================================================================================================================
YEAR ENDED FEBRUARY 28(29),                                                               1996             1997             1998
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net income (loss)                                                                   $  (149,632)     $   157,534      $ 3,367,437
------------------------------------------------------------------------------------------------------------------------------------
  Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities:
    Depreciation and amortization                                                          12,356            8,703           23,171
    Rights granted in satisfaction of accrued liability                                      --               --            (60,000)
    Noncash financing fees                                                                  6,667             --              5,750
    Amortization of deferred revenue                                                         --               --         (1,465,057)
    Noncash interest expense                                                                4,500             --               --
    Other                                                                                    --               --            (87,500)
    Noncash settlement with exhibitor                                                        --               --           (559,414)
    Reduction in artifacts recovered                                                        3,000            8,010           14,000
    Changes in operating assets and liabilities:
      Decrease (increase) in accounts receivable                                          111,902          (15,205)        (606,045)
      Decrease (increase) in refundable withholding tax                                      --            (87,500)          41,652
      Decrease (increase) in other current assets                                          13,532            5,200            4,800
      Increase in other assets                                                               --               --               (269)
      Increase in income taxes payable                                                       --               --            143,960
      Increase in deferred revenue                                                           --            675,000          805,000
      (Decrease) increase in accounts payable and accrued liabilities                    (388,844)         158,136         (595,248)
------------------------------------------------------------------------------------------------------------------------------------
        TOTAL ADJUSTMENTS                                                                (236,887)         752,344       (2,335,200)
------------------------------------------------------------------------------------------------------------------------------------
        NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                              (386,519)         909,878        1,032,237
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Artifact recovery costs, net of $980,000 of related accounts payable
   in 1997                                                                                   --           (820,000)            --
  Purchases of property and equipment                                                        --             (2,085)          (9,292)
------------------------------------------------------------------------------------------------------------------------------------
        CASH USED IN INVESTING ACTIVITIES                                                    --           (822,085)          (9,292)
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Proceeds from issuance of common stock                                                  921,956             --               --
  Repayment of notes payable                                                             (492,165)         (25,742)        (128,530)
------------------------------------------------------------------------------------------------------------------------------------
        NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                               429,791          (25,742)        (128,530)
------------------------------------------------------------------------------------------------------------------------------------
Net increase in cash                                                                       43,272           62,051          894,415
Cash at beginning of year                                                                     531           43,803          105,854
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                              $    43,803      $   105,854      $ 1,000,269
====================================================================================================================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the year for:
    Interest                                                                          $     9,326      $       857             --
====================================================================================================================================
    Income taxes                                                                             --               --        $     6,094
====================================================================================================================================
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITY:
  Property and equipment acquired in settlement of certain exhibition
   obligations                                                                               --               --        $   559,414
====================================================================================================================================
 Noncash purchases of property and equipment                                                 --               --        $    87,500
====================================================================================================================================

See Notes 2, 7 and 9 for information regarding noncash investing and financing activities.

                                                                                                   See Notes to Financial Statements

                                                                                                                                 F-5

                                                           (Draft June 12, 1998)


                                                               RMS TITANIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================


   1.  DESCRIPTION OF               RMS Titanic, Inc. initially conducted
       BUSINESS AND SUMMARY         business as Titanic Ventures Limited
       OF SIGNIFICANT               Partnership ("TVLP"). RMS Titanic, Inc. and
       ACCOUNTING POLICIES:         TVLP are referred to as the "Company" as the
                                    context dictates.

                                    TVLP was formed on August 5, 1987 for the purposes of exploring the wreck and surrounding oceanic area of the vessel the RMS Titanic (the "Titanic"); obtaining oceanic material and scientific data available therefrom in various forms, including still and moving photography and artifacts from the wreck site; and utilizing such data and artifacts in revenue-producing activities such as touring exhibitions, television programs and the sale of still photography. In addition, the Company earns revenue from the sale of coal and Titanic-related products (see Notes 12 and
                                    13).

                                    The Company commenced operations in August
                                    1987 with an expedition and dive to the
                                    wreck of the Titanic from which the Company recovered over 1,800 objects, including coins, currency and other items. The Company completed a second expedition and dive to the Titanic in June 1993, during which approximately 800 artifacts were recovered and videotape of such expedition was produced. In July 1994, a third expedition and dive to the Titanic was completed by the Company, during which over 1,000 artifacts and other items (coal used on the Titanic) were recovered and videotape of such expedition was produced. In July 1996, a fourth expedition and dive to the Titanic was completed by the Company, during which over 70 artifacts were recovered and videotape of such expedition was produced. All the items recovered as described above are collectively referred to as the "Artifacts."

                                    The Company was in the development stage through May 31, 1997 and for the year ended February 28, 1998 is considered an operating company.

                                    Pursuant to a judgment entered in the
                                    Federal District Court for the Eastern
                                    District of Virginia (the "Court") on June
                                    7, 1994, as amended, the Company was
                                    declared salvor-in-possession of the
                                    Titanic, the sole and exclusive owner of any items recovered from the Titanic and, so long as the Company is salvor-in-possession, the sole and exclusive owner of items recovered from the Titanic in the future (see Note 9).

                                    Artifacts recovered from the Titanic are carried at the lower of cost of recovery or net realizable value ("NRV"). The costs of recovery are the direct costs of chartering of vessels and related crews and equipment required to complete the dive operations. Costs associated with the care, management and preservation of recovered artifacts are expensed as incurred.

                                    To ascertain that the aggregate NRV of the Artifacts exceeds the direct costs of recovery of such Artifacts, the Company evaluates various evidential matter. Such evidential matter includes documented sales and offerings of Titanic-related memorabilia by auction houses and private dealers, an appraisal of certain artifacts, insurance coverage obtained in connection with the potential theft, damage or destruction of all or part of the Artifacts and other evidential matter regarding the public interest in the Titanic.

                                                           (Draft June 12, 1998)


                                                               RMS TITANIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

                              Under an agreement with IFREMER, the Institute of France for the Research and Exploration of the Sea, which was the general contractor for the salvage operations, the Company is restricted from selling certain artifacts except to an entity that will make them available for exhibition to the public, as defined.

                              For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

                              The Company maintains cash in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses on these accounts.

                              Revenue from the licensing of the production and exploitation of audio and visual recordings, which are performed by third parties, related to the Company's expeditions are recognized at the time that the expedition and dive takes place.

                              Revenue from the licensing of still photographs is recognized at the time the rights were granted to the licensee.

                              Revenue from exhibitions is recorded in the period that the exhibition takes place. The amount recorded represents the Company's share of the net revenue, as defined, from the exhibition.

                              Revenue from the granting of sponsorship rights related to the Company's expeditions and dives is recognized at the completion of the expedition.

                              Revenue from the sale of Titanic-related products is recognized when the item is sold (see Note 12).

                              Coal recovered from the Titanic is being offered for sale by the Company. Revenue from sales of such coal is recognized at the date of shipment to customers. Recovery costs attributable to the coal have been charged to operations as revenue from coal sales have been recognized.

                              The Company provides for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under this statement, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                              Depreciation of property and equipment is provided for by the straight-line method over the estimated lives of the related assets (see Note 3).

                              In October 1995, the Financial Accounting
                              Standards Board (the "FASB") issued SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has elected to continue to account for its stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees, and for options granted after December 31, 1995 to present pro forma earnings (loss) and per share information as though it had adopted SFAS No. 123. Under the provisions of APB Opinion No. 25, compensation cost for stock options

                                                           (Draft June 12, 1998)


                                                               RMS TITANIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

                              is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock.

                              In February 1997, the FASB issued SFAS No. 128, Earnings per Share. SFAS No. 128 requires dual presentation of basic earnings (loss) per share ("EPS") and diluted EPS on the face of all statements of earnings issued after December 15, 1997 for all entities with complex capital structures. Basic EPS is computed as net earnings divided by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock-based compensation including stock options, restricted stock awards, warrants and other convertible securities. The adoption of SFAS No. 128 had no effect on the restatement of the net income (loss) per common share for the years ended February 28(29), 1996 and 1997. Diluted EPS is not presented for the year ended February 29, 1996 since the effect would be antidilutive and for the years ended February 28, 1997 and 1998 the dilutive effect of potential common shares is not material.

                              In June 1997, the FASB issued SFAS No. 130,
                              Reporting Comprehensive Income, and SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. The Company is required to adopt these statements in fiscal 1999. Adoption of these statements is expected to have no impact on the Company's financial position, results of operations or cash flows.

                              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts in the financial statements. Actual results could differ from those estimates.

                              Certain fiscal 1997 amounts have been reclassified to conform to the presentation used in fiscal 1998.


2.  REVERSE                   On May 4, 1993, TVLP sold all rights, title and
    ACQUISITION:              interest in its assets to First Response Medical,
                              Inc. ("FRM"), a public company, subject to FRM assuming all of its liabilities. TVLP was issued
                              7,066,667 unregistered shares of common stock of FRM as consideration for the sale. FRM also issued
                              400,000 shares of unregistered common stock to unrelated parties as a finders' fee in connection with the transaction. These shares, when added to the 2,266,666 shares of FRM unregistered common stock issued to the former president of the Company, represented approximately 90% of the total issued and outstanding common shares of FRM after the acquisition. Since TVLP owned a controlling interest in FRM, the transaction was accounted for as a "reverse acquisition" with TVLP deemed to be the acquiring entity. FRM changed its name to RMS Titanic, Inc. The historical financial statements of TVLP prior to May 4, 1993 have been substituted for the historical financial statements of FRM. There were 973,373 shares of FRM outstanding on the date of the acquisition.


                              The stockholder of the general partner of TVLP (who is also the chairman of the board of directors of the Company) has voting control over the shares of common stock of RMS Titanic, Inc. held by TVLP. The control of such shares has been challenged in a legal action which commenced during September 1997, the result

                                                           (Draft June 12, 1998)

                                                               RMS TITANIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================


                              of which may require the distribution of certain shares to certain partners of TVLP. A change in control of RMS Titanic, Inc. may occur in such instance.

                              Included in accounts payable and accrued liabilities is $45,000 due to certain partners of TVLP.


3. PROPERTY AND EQUIPMENT:    Property and equipment, at cost, consists of the
                              following:

                                                                                             Estimated
                              February 28,                            1997           1998   Useful Life
                              -------------------------------------------------------------------------
                              Exhibitry equipment                       --       $559,414       5 years
                              Office equipment                    $ 25,888         34,083       5 years
                              Furniture and fixtures                43,712         44,809       5 years
                              Exhibitry equipment deposit               --         87,500
                              -------------------------------------------------------------------------
                                                                    69,600        725,806
                              Less accumulated depreciation         50,036         73,207
                              -------------------------------------------------------------------------
                                                                  $ 19,564       $652,599
                              =========================================================================


4. NOTE PAYABLE:              Note payable consists of the following:

                              February 28,                                       1997              1998
                              -------------------------------------------------------------------------
                              Note payable - LS Capital Corporation          $128,530                --
                              =========================================================================


                              Pursuant to the terms of a settlement agreement entered into effective January 15, 1997 by and between the Company, LS Capital Corporation ("LS Capital") and affiliates of LS Capital, the Company agreed to pay LS Capital $154,272, representing the outstanding note payable principal balance of $126,050 and accrued interest of $28,222, in 12 equal installments commencing on January 15, 1997, subject to acceleration in the event that the Company achieves certain levels of revenue during such 12-month period, as defined (see Note 9). As of February 28, 1997, the Company made two installment payments aggregating $25,742, resulting in an outstanding balance of $128,530. As of February 28, 1998, the Company had made all payments to LS Capital in accordance with the agreement.


5.  ACCOUNTS PAYABLE AND      Accounts payable and accrued liabilities consist
    ACCRUED LIABILITIES:      of the following:

                              February 28,                                                       1997             1998
                              ----------------------------------------------------------------------------------------
                              Accrued compensation (see Note 10)                           $1,099,583       $1,219,583
                              Amounts payable for professional fees and consulting            553,155          323,030
                              Amounts payable to foreign vendors                            1,062,830          585,500
                              Other miscellaneous liabilities                                 422,880          355,087
                              ----------------------------------------------------------------------------------------
                                                                                           $3,138,448       $2,483,200
                              ========================================================================================

                                                           (Draft June 12, 1998)

                                                               RMS TITANIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================


                              The Company entered into an agreement with IFREMER for the charter of equipment to conduct the Company's fourth expedition to the Titanic wreck site in August 1996 ("Summer of 1996 Expedition"). Pursuant to the agreement, the Company paid IFREMER the sum of $820,000 (proceeds from the granting of licensing rights to a third party, see
                              Note 13) and is obligated to pay an additional $980,000 to IFREMER, as defined, due no later than September 1, 2000. The artifacts recovered during the Summer of 1996 Expedition will serve as collateral for this obligation. At February 28, 1997 and 1998, the unpaid balance of $980,000 and $480,000, respectively, has been included in amounts payable to foreign vendors. The charter agreement is the subject of a renegotiation.


6.  INCOME TAXES:             The provision for income taxes for the year ended
                              February 28, 1998 consists of the following components:

                              Current:
                                Federal                              $ 76,000
                                State and local                        74,000
                              -----------------------------------------------
                                                                     $150,000
                              ===============================================

                              The total provision for income taxes for the year ended February 28, 1998 differs from that amount which would be computed by applying the U.S. federal income tax rate to income before provision for income taxes. The reasons for these differences are as follows:

                              Statutory federal income tax rate                  34.0%
                              State income taxes, net of federal benefit          2.1
                              Use of net operating loss carryforwards           (31.6)
                              Other, net                                          (.2)
                              --------------------------------------------------------
                                    EFFECTIVE INCOME TAX RATE                     4.3%
                              ========================================================

                              The deferred income tax asset consists of the following:

                              February 28,                                  1997             1998
                              -------------------------------------------------------------------
                              Loss carryforwards                      $1,270,000               --
                              Expenses not currently deductible          640,000       $  503,000
                              -------------------------------------------------------------------
                              Gross deferred tax asset                 1,910,000          503,000
                              Valuation allowance                      1,910,000          503,000
                              -------------------------------------------------------------------
                                    NET DEFERRED TAX ASSET            $      - 0 -       $    - 0 -
                              ===================================================================


                              At February 28, 1998, the Company has a net operating loss carryforward for financial reporting tax purposes of approximately $1,250,000. A valuation allowance of 100% of the deferred income tax asset has been provided at February 28, 1998 due to the uncertainty of future realization of net operating loss carryforwards.

                                                           (Draft June 12, 1998)

                                                               RMS TITANIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================



7.  STOCKHOLDERS' EQUITY:     Prior to the acquisition, FRM initiated an
                              exchange agreement with the holders of certain
                              Class B warrants in which the holders would receive shares of common stock of FRM in exchange for certain Class B warrants. As of February 28,
                              1998, the Company had received 20,700 Class B warrants to be exchanged for 20,700 shares of common stock of the Company, of which 17,500 shares still remain to be issued. There are 5,566 warrants outstanding as of February 28, 1998.

                              The following unregistered shares of common stock were issued for cash consideration:

                                                                                        Additional                  Price
                                   Year Ended                        Common Stock        Paid-in                     per
                              February 29, 1996         Date       Shares     Amount     Capital       Total        Share
                              -------------------------------------------------------------------------------------------
                              Private placements      3/23/95      296,473     $ 30      $171,926     $171,956      $.58

                              Private placements      4/21/95    1,293,103      129       749,871      750,000      $.58
                              -------------------------------------------------------------------------------------------
                                                                 1,589,576     $159      $921,797     $921,956
                              ===========================================================================================

                              The table for the year ended February 29, 1996 includes 1,356,681 shares of the Company's common stock issued to certain individuals who served on the board of directors during the year ended February 29, 1996.

                              In addition to the common shares issued as part of the acquisition, the following unregistered shares of common stock were issued for consideration other than cash:

                                                                                     Additional                     Price
                                   Year Ended                        Common Stock      Paid-in                       per
                              February 29, 1996         Date       Shares   Amount     Capital       Total          Share
                              --------------------------------------------------------------------------------------------
                              Conversion of note
                               payable - director of
                               the Company (a)         4/21/95     604,310    $60     $328,440      $328,500       $ .5436

                              Settlement of
                               lawsuit (b)             6/23/95      34,033      3       34,030        34,033       $1.0000
                              --------------------------------------------------------------------------------------------
                                                                   638,343    $63     $362,470      $362,533
                              ============================================================================================



                                                                                     Additional                Price
                                   Year Ended                       Common Stock      Paid-in                   per
                              February 28, 1997         Date       Shares  Amount     Capital       Total      Share
                              ---------------------------------------------------------------------------------------
                              Settlement of
                               lawsuit (c)             1/15/97     40,000   $  4     $  40,036    $  40,040   $1.0010
                              =======================================================================================

                                                           (Draft June 12, 1998)

                                                               RMS TITANIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================



                                                                                    Additional                   Price
                                    Year Ended                      Common Stock      Paid-in                     per
                              February 28, 1998         Date      Shares   Amount     Capital       Total        Share
                              ----------------------------------------------------------------------------------------
                              Settlement of
                               lawsuit (c)             7/18/97     5,000      --    $    2,250   $    2,250       $.45

                              Settlement of
                               lawsuit (c)            10/30/97     5,000    $  1         3,499        3,500        .70
                              ----------------------------------------------------------------------------------------
                                                                  10,000    $  1    $    5,749   $    5,750
                              ========================================================================================


                              (a) These shares were issued to a director of the Company in connection with the conversion of a note payable plus accrued interest and related fees. These shares were valued at less than the market value of the Company's publicly traded shares on the date of conversion since such shares are restricted securities for at least two years.

                              (b) These shares were issued to the Financial Group of Kuwait, K.S.C.C. ("FGK") (see Note
                                    9) and were valued based upon a negotiated settlement of certain litigation.

                              (c) These shares were issued to LS Capital to satisfy certain obligations based upon a negotiated settlement of certain litigation (see Note 9).


8.  STOCK OPTIONS:

                              Transactions relating to stock options are as follows:

                                                                                   Weighted-                  Weighted-
                                                                                    Average                    Average
                                                                                    Exercise      Options     Exercise
                                                                         Number      Price         Exer-        Price
                                                                       of Shares   per Share      cisable     per Share
                              -----------------------------------------------------------------------------------------
                              Balance at February 28(29), 1996
                               and 1997                                 580,000      $1.47        580,000       $1.47

                              Granted - April 1997                      250,000      $1.00        250,000       $1.00
                              -----------------------------------------------------------------------------------------
                                    BALANCE AT FEBRUARY 28, 1998        830,000      $1.33        830,000       $1.33
                              =========================================================================================

                                                           (Draft June 12, 1998)

                                                               RMS TITANIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================



                              The following table summarizes the information about stock options outstanding at February 28, 1998:

                                                                      Options Outstanding and Exercisable
                                                                      -----------------------------------
                                                                                     Weighted-
                                                                                      Average           Weighted-
                                                                                     Remaining           Average
                                  Range of                             Number       Contractual         Exercise
                               Exercise Price                        Outstanding    Life (Years)          Price
                              -----------------------------------------------------------------------------------
                                $        .50                            50,000         1 year             $ .50
                                $        .75                            50,000         1 year             $ .75
                                $       1.00                            50,000         1 year             $1.00
                                $       1.25                           550,000         1 year             $1.25
                                $       1.50                            50,000         1 year             $1.50
                                $       2.88                            80,000         1 year             $2.88
                              -----------------------------------------------------------------------------------
                                $.50 - $2.88                           830,000         1 year             $1.33
                              ===================================================================================

                              The Company has elected, in accordance with the provisions of SFAS No. 123, to apply the current accounting rules under APB Opinion No. 25 and related interpretations in accounting for stock options and, accordingly, has presented the disclosure-only information as required by SFAS No. 123. If the Company had elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company's net income and income per common share for the year ended February 28, 1998 would approximate the pro forma amounts shown in the table below.

                              Year ended February 28, 1998
                              --------------------------------------------------------------
                              Reported net income                                 $3,367,437
                              ==============================================================
                              Pro forma net income                                $3,336,837
                              ==============================================================
                              Reported net income per common share                $      .21
                              ==============================================================
                              Pro forma net income per common share               $      .21
                              ==============================================================

                              The fair value of options granted (which is amortized to expense over the option vesting period in determining the pro forma impact) is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                              Year ended February 28, 1998
                              -------------------------------------------------------------
                              Expected life of options                               2 yrs.
                              =============================================================
                              Risk-free interest rate                             6.45%
                              =============================================================
                              Expected volatility of RMS Titanic, Inc.           117.5%
                              =============================================================
                              Expected dividend yield on RMS Titanic, Inc.          --
                              =============================================================

                                                           (Draft June 12, 1998)

                                                               RMS TITANIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================



                              The weighted-average fair value of options granted during the year ended February 28, 1998 is as follows:

                              Fair value of each option granted                   $    .245

                              Total number of options granted                       250,000
                              -------------------------------------------------------------
                                    TOTAL FAIR VALUE OF ALL OPTIONS GRANTED       $  61,250
                              =============================================================

                              In accordance with SFAS No. 123, the
                              weighted-average fair value of stock options granted is required to be based on a theoretical statistical model using the preceding Black-Scholes assumptions. In actuality, because the Company's stock options do not trade on a secondary exchange, employees can receive no value or derive any benefit from holding stock options under these arrangements without an increase in the market price of the Company. Such an increase in stock price would benefit all stockholders commensurately.


9.  LITIGATION:

                              The Company is a named defendant in a lawsuit commenced in the United States District Court for the Southern District of New York on or about December 16, 1997 (Lindsay v. The Wrecked and Abandoned Vessel RMS Titanic, et al., in rem, and RMS Titanic, Inc. et al., No. 97 Civ. 9248). The plaintiff therein alleges, inter alia, that he rendered certain services to the Company in connection with its 1996 expedition to the Titanic wreck site and in particular connection with the alleged production of film, video and still images of the Titanic illuminated by certain light towers. The relief sought includes an accounting and a judgment declaring the plaintiff a co-salvor of the 1996 expedition and awarding him, in specie, the underwater, film, video and still photographs allegedly obtained by plaintiff from the use of the light towers. The plaintiff also seeks an award of compensatory damages of up to approximately $500,000 and punitive damages in excess of $2,000,000 based upon claims of breach of contract, fraudulent misrepresentation, money lent, quantum meruit and conversion. Management of the Company believes it has meritorious defenses to these claims, intends to defend its position vigorously, and to assert counterclaims seeking compensatory and punitive damages against the plaintiff based upon, among other things, claims that the plaintiff has wrongfully removed and retained property owned by the Company, has wrongfully interfered with the Company's contractual relations with third parties, and has violated the Company's copyright to the images obtained with the light towers.

                              The Company is a named defendant in a lawsuit commenced in the United States District Court for the Eastern District of Virginia on or about May 4, 1998 (Haver v. RMS Titanic, Inc., Civil Action No. 2:98cv507). The plaintiff therein seeks a declaratory judgment permitting him to participate in a photographic expedition to the wreck of the Titanic known as Operation Titanic. This action does not challenge the Company's salvor-in-possession status. On or about May 4, 1998, the Company instituted a motion for a preliminary injunction in the United States District Court for the

                                                           (Draft June 12, 1998)

                                                               RMS TITANIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================


                              Eastern District of Virginia against various unrelated parties involved in Operation Titanic, seeking an order enjoining such parties from conducting their proposed photographic expedition (R.M.S. Titanic, Inc. v. The Wrecked and Abandoned Vessel, etc. believed to be the RMS Titanic, in rem, Civil Action No. 2:93cv902). The United States District Court for the Eastern District of Virginia has previously held, in August 1996, that RMS Titanic, Inc. had the right to exclude others from taking photographs of the wreck and to control entry into the wreck site. The Court's ruling to that effect also states that the Company has the right to exclude others from the wreck site regardless of whether the Company is at the wreck site while other groups attempt to visit the site. Pursuant to stipulation, the action commenced by Mr. Haver and the Company's motion for a preliminary injunction have been consolidated. On May 27, 1998, a hearing was held on the Company's motion for a preliminary injunction, and no decision has been rendered as of the date of this report.

                              During the year ended February 29, 1996, a lawsuit in which the Company was a named defendant that was commenced in the United States District Court for the Southern District of New York on or about August 5, 1994 (Financial Group of Kuwait, K.S.C.C. v. RMS Titanic, Inc. et al., 94 Civ.
                              5719) was settled. Pursuant to the terms of the settlement, the Company agreed to issue to FGK 34,033 shares of its common stock, other defendants agreed to transfer to FGK an aggregate of 87,774 shares of the Company's common stock, and the Company agreed to remove stop transfer instructions on 52,300 shares of its common stock registered in the name of FGK. Pursuant to an agreement among the settling defendants, the Company agreed to bear the responsibility for payment of up to $.25 per share with respect to 64,427 shares. The parties to such lawsuit reciprocally released each other from all claims relating to such lawsuit. The Company recorded a charge to operations of $35,000 during the year ended February 29, 1996 which represents the fair value of the shares issued to FGK.

                              During the year ended February 28, 1997, a lawsuit in which the Company was a named defendant that commenced in the Supreme Court of the State of New York, County of New York, on or about September 22, 1994 (Glenville Properties Incorporated ("Glenville") v. RMS Titanic, Inc. et al., 94/127087) was settled. Pursuant to the terms of a settlement agreement, the Company agreed to pay LS Capital, an affiliate of Glenville, $154,272, representing the outstanding note payable principal balance of $126,050 and accrued interest of $28,222, in 12 equal installments commencing on January 15, 1997, subject to acceleration if the Company achieves certain revenue levels ("Threshold Amounts"), during such 12-month period, as defined (see Note 4). The Company also agreed to place 15,000 shares of its common stock in escrow, with such shares to be either issued in 5,000 share increments to LS Capital in the event such Threshold Amounts are not achieved at the end of the Company's quarterly periods, or to be canceled in the event such Threshold Amounts are achieved. Additionally, affiliates of LS Capital have agreed to release the Company from liabilities aggregating approximately $40,000 and the Company has agreed to issue 40,000 unregistered shares of its common stock to LS Capital during the year ended February 28, 1997.

                              The Company did not meet the Threshold Amounts during the six- and nine-month periods ended August 31, and November 30, 1997, respectively, and as such issued 10,000 shares to LS Capital relating to this settlement during the year ended February 28, 1998.

                              On February 20, 1996, a third party filed a motion pursuant to Rule 60(b) of the Federal Rules of Civil Procedure requesting the Court to rescind its June 7, 1994 judgment that named the Company the salvor-in-possession of the Titanic (the "Motion"). On May 10, 1996, the Court denied the Motion and amended its June 7, 1994 order so as to require the Company to make more frequent periodic

                                                           (Draft June 12, 1998)

                                                               RMS TITANIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================


                              reports to the Court as to the status of its activities. On August 13, 1996, the Court amended the May 10, 1996 order so as to include the award to the Company of the exclusive rights to photograph the Titanic within the award of salvor-in-possession status. The third party filed a notice of appeal on such May 10, 1996 and August 13, 1996 orders, and the Company filed a cross-appeal with respect to the Court having granted standing to such third party. Pursuant to a stipulated judgment dated December 10, 1996, which consolidated the action from March 27, 1996 challenging the ownership of the general partner of TVLP, among other matters, all claims against the Company were dismissed.


10. COMMITMENTS AND           Compensation amounting to approximately $162,000,
    CONTINGENCIES:            $120,000 and $120,000 was charged to operations
                              during the years ended February 28(29), 1996, 1997 and 1998, respectively, pursuant to certain employment-related arrangements with the chairman of the board of directors and a former president of the Company. Additionally, accounts payable and accrued liabilities include amounts payable to these individuals in the aggregate amount of $1,099,583 and $1,219,583 at February 28, 1997 and
                              1998, respectively, in connection with these arrangements.

                              The Company has entered into a noncancelable operating lease for its office expiring in September 1998. The lease is subject to escalation for (i) the Company's pro rata share of increases in real estate taxes and (ii) increases in a certain index. The approximate future minimum rental commitments over the remaining term of the lease are $39,000.

                              Rent expense charged to operations amounted to approximately $64,000, $70,000 and $75,000 for the years ended February 28(29), 1996, 1997 and 1998, respectively.

                              The Company's Form 10-K for the year ended
                              February 28, 1997 has not been filed as of June 1998. The Form 10-K that was approved by management to be filed was filed (unsigned by the Board of Directors) in a Form 8-K on July 3, 1997.


11. OTHER RELATED PARTY       A limited partner of TVLP, Taurus International
    TRANSACTIONS:             ("Taurus"), has provided services to TVLP as an
                              agent of TVLP in France. These services have included securing legal representation, insurance coverage, storage facilities and other relationships required to maintain the Artifacts while preservation work has been performed in France by Electricite de France. Accounts payable to Taurus amounted to $37,600 as of February 28, 1997. The amount was forgiven by Taurus during the year ended February 28, 1998 and is included in other income in the Company's statement of operations for the year ended February 28, 1998.


12. EXHIBITIONS:              In October 1996, the Company entered into an
                              agreement with the National Maritime Center
                              ("Nauticus"), a political subdivision of the City of Norfolk, Virginia, for an exhibition of Titanic artifacts at Nauticus from November 27, 1996 through March 31, 1997. Pursuant to the agreement, the Company received one-third of revenue, as defined, from the sale of 150,000 tickets. In addition, the Company received 50% of net profits, as defined, from the sale of merchandise at the exhibition, and 50% of sponsorship revenue, net of the difference, if any, between the $500,000 expended by Nauticus for the design, construction and

                                                           (Draft June 12, 1998)

                                                               RMS TITANIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

                              marketing of the exhibition and Nauticus' share of ticket revenue and net profits, as defined, from the sale of merchandise at the exhibition. At February 28, 1997, amounts due to the Company from the exhibition and merchandising activities at Nauticus aggregated $30,778.

                              In August 1996, the Company entered into an agreement with the City of Memphis, Tennessee, for an exhibition of Titanic artifacts in Memphis, Tennessee, from April 3, 1997 to September 30, 1997. Pursuant to the agreement, the Company received exhibition revenue of $720,000 in installments between September 1996 and August 1, 1997, and received 65% of the net profits, as defined, derived from ticket, merchandise and sponsorship revenue in excess of $5,000,000. During the year ended February 28, 1997, the Company received $225,000 pursuant to the agreement. At February 28, 1997, such amount had been included in deferred revenue in the accompanying balance sheet.

                              In April 1996, the Company entered into an agreement with CRE-CO Finanz GmbH ("CRE-CO"), a German company, for an exhibition of Titanic artifacts in Europe from May 8, 1997 to November 8, 1997. The agreement, as amended, extended the exhibition through May 10, 1998 and further extended the exhibition through September 30, 1998. Pursuant to the agreement, as amended, the Company received two-thirds of the net profits, after recoupment of certain project expenses through February 28, 1998 and $2.00 per visitor thereafter, as defined. Additionally, the Company received guaranteed exhibition fees attributable to the initial term of the exhibition of $460,000 as a nonrefundable advance against the Company's share of net profits, as defined, less $87,500 which represents a 25% refundable foreign withholding tax. At February 28, 1997, $350,000 of such advance had been included in deferred revenue in the accompanying balance sheet. At February 28, 1998, amounts due to the Company from the exhibition and merchandising activities aggregated approximately $296,000 which includes a refundable foreign withholding tax of $45,848. Included in exhibition revenue for the year ended February 28, 1998 is an amount attributable to the transfer of ownership to the Company from CRE-CO of certain exhibitry equipment aggregating $559,414 in satisfaction of amounts due the Company for its share of exhibition revenue earned.

                              In December 1996, the Company entered into an agreement, as amended, with Florida International Museum, Inc. for an exhibition of Titanic artifacts in St. Petersburg, Florida, from November 15, 1997 to May 15, 1998 and further extended the exhibition to May 31, 1998. Pursuant to the agreement, the Company receives exhibition revenue from attendance fees ranging from $.34 to $3.10 per attendee, based upon the total number of attendees during the exhibition term ("Attendance Fee"), as defined. In addition, the Company receives 10% of gross revenue, as defined, from the sale of merchandise at the exhibition ("Gift Shop Fee"). The minimum combined Attendance Fee and Gift Shop Fee payable to the Company under the terms of the agreement was $300,000. At February 28, 1998, minimum fees of $150,000 due to the Company pursuant to the agreement have been included in accounts receivable. Included in deferred revenue in the accompanying balance sheet at February 28, 1998 is $14,943 which represents the unearned portion of the minimum fees.

                              In May 1997, the Company entered into an agreement with the RMS Foundation, Inc. for artifacts, expedition equipment, photographs and film footage from the 1996 Titanic expedition to be exhibited aboard the Queen Mary in Long Beach,

                                                           (Draft June 12, 1998)

                                                               RMS TITANIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================



                              California (the "Queen Mary") from June 1, 1997 through January 5, 1998 (the "Initial Term"). In January 1998, the agreement was amended and the exhibition was extended through February 5, 1998 and further extended to September 7, 1998 in April 1998 (the "Extension Term"). Pursuant to the Queen Mary exhibition agreement, the Company received from the sale of up to 150,000 tickets, $2.00 per ticket during the Initial Term and $2.50 per ticket during the Extension Term, and $3.00 per ticket from the sale of more than 150,000 tickets. In addition, the Company will receive 50% of net profits, as defined, from the sale of merchandise at the Queen Mary exhibition, and 50% of any sponsorship revenue.

                              In April, 1998, the Company entered into an agreement with Resource Plus and Event
                              Management International ("EMI"), a division of the World Trade Center Boston, for an exhibition of Titanic artifacts in Boston, Massachusetts from July 1, 1998 through on or about November 15, 1998. Pursuant to the agreement, the Company will receive two-thirds of the net profits, after recoupment of certain project expenses, as defined. The agreement further provides that the ownership interest of certain exhibitry will be transferred to the Company as of August 31, 1998.

                              In May 1998, the Company entered into an agreement with Titanic Exhibition Japan Inc. ("TEJI") for an exhibition of Titanic artifacts in various cities in Japan commencing on or about July 20, 1998 to approximately July 1, 1999. Pursuant to the agreement, TEJI agrees to pay $321,000 for the conservation and restoration of such artifacts. In addition, TEJI will pay to the Company the greater of $3.00 per attendee or 50% of the profits, as defined.


13. LICENSING AND             The Company and two unrelated television
    SPONSORSHIP FEES:         production companies entered into an agreement
                              whereby the Company granted certain rights to the production companies for the production and exploitation of audio and visual recordings with respect to the Summer of 1996 Expedition (the
                              "Productions"). Pursuant to the
                              terms of the agreement, the Company's obligations to pay IFREMER approximately $820,000 prior to the commencement of the Summer of 1996 Expedition were satisfied as a result of entering into this arrangement. The Company agreed to contribute
                              $100,000 to the Productions, $40,000 of which was satisfied through the grant to one of such unrelated third parties certain rights to present information and images concerning the Summer of 1996 Expedition on the Internet. The remaining balance of $60,000 was included in accounts payable and accrued liabilities at February 28, 1997. During October 1997, the Company reached an agreement for the satisfaction of such $60,000 obligation in exchange for granting rights to exploit additional audio and visual recordings relating to the Summer of 1996 Expedition. The
                              Company has retained the rights for commercial exploitation of recordings made at the Titanic wreck site in a print format and certain royalty and other rights with respect to the marketing and sale of home videos based upon the Summer of 1996
                              Expedition.

                              In connection with the Summer of 1996 Expedition, the Company entered into a sponsorship agreement with Guinness Import Company ("GIC") in March 1996, whereby GIC was designated an official sponsor of the Summer of 1996 Expedition. Pursuant to the agreement, the Company received a sponsorship fee of $150,000.

                                                           (Draft June 12, 1998)

                                                               RMS TITANIC, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================



                              In April 1997, the Company entered into an agreement with a publisher which provides for the use of photographs and images owned by the Company for inclusion in the book, Titanic: Legacy of the World's Greatest Ocean Liner. In consideration for these rights the publisher will pay the Company licensing fees for the use of the photographs and images used in the book and a profit participation, as defined.

                                  EXHIBIT INDEX

ITEM NO.

3.1          Articles of Incorporation, as amended.(1)

4.1          First Amendment to By-Laws of the Registrant.(2)

9.1 Voting Trust Agreement among Titanic Ventures Limited Parthersip, George Tulloch, Allan H. Carlin, Arnie Geller, G. Michael Harris, Kurt Hothorn, Cheryl Hothorn, Westgate Entertainment Corp., Anne
             A. Hill, Diane Carlin, Shirley A. Hill, James A. Hill, and
             D. Michael Harris(3)

10.1         Lease Agreement between the Company and 17 Battery Place North
             Associates.(4)

10.2         Agreement dated April 15, 1996 between the Company and CRE-CO
             Finanz GmbH.(5)

10.3 Pledge Agreement dated April 15, 1996 between the Company and CRE-CO Finanz GmbH.(5)

10.4 Bailment Agreement dated April 15, 1996 between the Company and CRE-CO Finanz GmbH.(5)

10.5         1996 Charter Agreement with IFREMER.(6)

10.6 Agreement dated August 8, 1996 between the Company and the City of Memphis.(6)

10.7 Agreement dated July 22, 1996 between Discovery Communications, Inc., Ellipse Programme and the Company (omitted and filed separately as confidential information).(6)

10.8 Agreement dated October 9, 1996 between the Company and the National Maritime Center Authority.(7)

10.9 Exhibition Loan Agreement dated December 10, 1996 between the Company, the City of Memphis, Tennessee and the Florida International Museum, Inc.(8)

10.10        Agreement dated May 23, 1997 between the Company and RMS
             Foundation, Inc.(9)

10.11 Amendment to Agreement dated April 15, 1996 between the Company and CRE-CO Finanz GmbH.(9)

10.12 Amendment to Agreement dated August 6, 1996 between the Company and the City of Memphis.(9)
----------

(1)      Filed as an exhibit to Registrant's Registration Statement on Form 8-A.

(2) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1995.

(3)      Files as exhibit 7.2 to Form 13D filed on September 2, 1997.

(4) Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended February 28, 1994.

(5) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996.

(6) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1996.

(7) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1996.

(8) Filed as an exhibit to Registrant's Current Report on Form 8-K dated July 3, 1997.

(9) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1997.

[ARTICLE] 5

[PERIOD-TYPE]                   YEAR
[FISCAL-YEAR-END]                          FEB-28-1998
[PERIOD-START]                             MAR-01-1997
[PERIOD-END]                               FEB-28-1998
[CASH]                                       1,000,269
[SECURITIES]                                         0
[RECEIVABLES]                                  640,760
[ALLOWANCES]                                         0
[INVENTORY]                                          0
[CURRENT-ASSETS]                             1,686,877
[PP&E]                                         725,806
[DEPRECIATION]                                  73,207
[TOTAL-ASSETS]                              10,078,696
[CURRENT-LIABILITIES]                        2,642,103
[BONDS]                                              0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                         1,619
[OTHER-SE]                                   7,434,974
[TOTAL-LIABILITY-AND-EQUITY]                10,078,696
[SALES]                                        391,650
[TOTAL-REVENUES]                             4,658,270
[CGS]                                           14,000
[TOTAL-COSTS]                                        0
[OTHER-EXPENSES]                                     0
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                               5,750
[INCOME-PRETAX]                              3,517,437
[INCOME-TAX]                                   150,000
[INCOME-CONTINUING]                          3,444,726
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                 3,367,437
[EPS-PRIMARY]                                      .21
[EPS-DILUTED]                                      .21